Exhibit 10.1

MERCURY GENERAL
CORPORATION
PROFIT SHARING PLAN
(Effective as of January 1, 2025)

MERCURY GENERAL CORPORATION
PROFIT SHARING PLAN

Table of Contents

1.02.... Definitions..........................................................................................................…5

3.10.... Excess Deferrals, Excess Contributions and Excess Aggregate

MERCURY GENERAL CORPORATION
PROFIT SHARING PLAN

This Plan is made and entered into by Mercury General Corporation (“Mercury”, “Company” or “Employer”), a corporation organized and existing under the laws of the State of California, with its principal place of business located in Los Angeles, California.

RECITALS

WHEREAS, the Mercury General Corporation Profit Sharing Plan (the “Plan”) was originally adopted as the California General Underwriters Profit Sharing Plan, effective September 30, 1963, and has since been amended from time to time; and

WHEREAS, it is desirable to amend and restate the Plan in connection with changes requested by the Internal Revenue Service, and to incorporate amendments to the Plan since it was last amended and restated.

NOW, THEREFORE, the Plan is hereby amended and restated as set forth herein effective as of January 1, 2025, except as provided otherwise herein.

The Plan’s ESOP feature includes a stock bonus plan and an employee stock ownership plan intended to qualify under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code, and as such is intended to be invested primarily in stock of the Company over the lifetime of the plan. The Plan’s ESOP feature was frozen to new participants and new investments as of January 1, 2011.
This Plan is also intended to constitute an accident and health plan so that amounts distributed on account of disability are excluded from income under Section 105(c) of the Internal Revenue Code.

ARTICLE I
DESIGNATION OF PLAN AND DEFINITIONS

1.01    Title.    This Plan is intended to be a profit sharing plan and shall be known as the “Mercury General Corporation Profit Sharing Plan.” Contributions may be made to this Plan without regard to the current or accumulated profits of the Company.

1.02     Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless a different meaning is clearly required by the context:

(a)    “Accounts” shall mean the aggregate of a Participant’s Regular Account,      Tax-Deferred Contributions Account, Roth Contributions Account and, if any, Voluntary Contributions Account, Tax-Deferred Rollover Contributions Account, Roth Rollover Contributions Account, Former ESOP Account, and In-Plan Roth Conversion Account.

(b)     “Acquired Employer” shall mean an employer acquired by the Company; provided, however, that if an Acquired Employer ceases to be an Affiliated Employer, then such an employer shall no longer be considered an Acquired Employer for purposes of Section 1.02(r) and Section 6.01(d) with respect to any period of employment on or after the date the entity ceases to be an Affiliated Employer.

(c)    “Acquisition Loan” shall mean the definition provided under Section 3.16(a) of the Plan.

(d)     “Affiliated Employer” shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; any “leasing organization” (as defined in Code Section 414(n)) to the extent its employees constitute “leased employees” (within the meaning of Code Section 414(n)) with respect to a Participating Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o).

(e)    “Allocated Dividends” shall mean the definition provided under Section 3.17(e) of the Plan.

(f)    “Annual Addition” shall mean in the case of any Employee, when such term is used with respect to the Plan, the definition provided under Section 4.03 of the Plan.

(g)    “Beneficiary” or “Beneficiaries” shall mean the person or persons last designated by (i) a Participant, in accordance with Section 2.07, to receive the benefits specified hereunder in the event of the Participant’s death or (ii) the terms of the Plan.

(h)    “Board of Directors” or “Board” shall mean the Board of Directors of the Employer or its successor in interest resulting from merger, consolidation or transfer of substantially all assets, which expressly agrees in writing to continue the Plan as its own.

(i)    “Break in Service” or “One-Year Break in Service” means a Plan Year during which an Employee has not completed an aggregate of more than five hundred (500) Hours of Service, including, for this purpose only, such hours as may be credited during a leave of absence approved in accordance with Company policies pursuant to nondiscriminatory rules applicable to similarly situated Employees, provided that the Employee returns from his or her leave of absence to the service of the Employer within thirty (30) days after his or her termination of such leave of absence, plus such hours as may be required to be credited to the account of an Employee under those federal laws applicable to Employees in the Armed Services under conscription or in time of war and any similar Federal laws, provided that the Employee returns to the Service of the Employer within the minimum time specified by such laws. Leaves of absence shall also be granted in accordance with the requirements of The Family and Medical Leave Act of 1993. Accordingly, an Eligible Employee with more than one year of continuous service, during which the Employee worked at least one thousand two hundred fifty (1,250) hours, may take up to a total of twelve (12) weeks in a twelve (12)-month period for unpaid family care leave. An Employee taking family care leave shall be required to substitute for family care leave, any of the Employee’s accrued vacation leave or other accrued time off during this period or any other paid or unpaid time off negotiated with the Employer.

(j)    “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

(k)    “Code Section 415 Compensation” shall mean “Compensation,” as defined under Section 1.02(n), adjusted for the following:

(i)    Code Section 415 Compensation shall be adjusted, as set forth herein, for the following types of Compensation paid after a Participant's severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m) or (o)). However, amounts described in subsections (A) and (B) below may only be included in Code Section 415 Compensation to the extent such amounts are paid by the later of two and one-half (2½) months after severance from employment or by the end of the limitation year that includes the date of such severance from employment. Any other payment of compensation paid on or after severance of employment, and any severance payments made prior to severance of employment, that is not described in the following types of Compensation is not considered Code Section 415 Compensation within the meaning of Code Section 415(c)(3), even if payment is made by the later of two and one-half (2½) months after severance from employment or by the end of the limitation year that includes the date of such severance from employment.

(A)    Code Section 415 Compensation shall include regular pay after severance of employment if:

(1)    The payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2)     The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(B)     Leave cash outs shall be included in Code Section 415 Compensation, if those amounts would have been included in the definition of Code Section 415 Compensation if they were paid prior to the Participant's severance from employment, and the amounts are payment for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, deferred compensation shall be included in Code Section 415 Compensation, if the Compensation would have been included in the definition of Code Section 415 Compensation if it had been paid prior to the Participant's severance from employment, and the Compensation is received pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant's gross income.

(ii)    With respect to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3), Section 415 Compensation does not include compensation that the Participant would have received for the year if the Participant was paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

Participants may not make Tax-Deferred Contributions and/or Roth Contributions with respect to amounts that are not Code Section 415 Compensation. However, for this purpose, Code Section 415 Compensation is not limited to the Annual Compensation limit of Code Section 401(a)(17).

(l)    “Committee” shall mean the Mercury General Corporation Retirement Plan Committee.

(m)    “Company Stock” shall mean shares of common stock of Mercury General Corporation, which shares constitute “Employer Securities” under Code Section 409(l).

(n)    “Compensation” shall mean all compensation paid to, or accrued on behalf of, an Employee by an Employer during the Plan Year and reportable on Form W-2 together with any amounts contributed to a plan qualifying under Code Section 401(k) as salary reduction contributions or to a cafeteria plan under Code Section 125 or paid as a qualified transportation fringe under Code Section 132(f)(4), and excluding all reimbursements or other expense allowances, other fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, and all compensation paid or includible following a Break in Employment. Compensation shall also include any payment made by the Employer to an Employee who is performing active military service that represents all or some of the wages that the Employee would have received from the Employer if the Employee were still actively employed. Compensation with respect to any Employee shall exclude Annual Compensation of each Participant that exceeds $360,000 (for 2026), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

“Annual Compensation” means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year. For purposes of the Code Section 401(a)(17) limitations, if the Plan is a plan described in Code Section 413(c), this limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan. All Employers who are Affiliated Employers are considered to be the same Employer for this rule.

Notwithstanding the above provisions to the contrary, Compensation for a Plan Year shall not include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates. However, Compensation for a Plan Year shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and no Compensation is included in more than one Plan Year.

If the Plan is a Code Section 413(c) plan, benefits, contributions and Compensation received by a Participant from any of the Employers maintaining this Plan will be combined for purposes of this section.

(o)    “Effective Date” shall be September 30, 1963. The “Amended Effective Date” of this current restatement shall be January 1, 2025, except as otherwise specifically provided.

(p)    “Eligible Employee” shall mean any Employee of the Employer, who has met the eligibility criteria in Section 2.01 and 2.02 of the Plan and is not:

(i)    Any Leased Employee;

(ii)    Any Employee who is a member of a collective bargaining unit and is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under the Plan, provided that retirement benefits were the subject of good faith bargaining between Employee representatives and the Employer, unless the Employee is a member of a group of employees to whom this Plan has been extended by such a collective bargaining agreement; and

(iii)    Any Employee who is a nonresident alien to the United States and who has no earned income from sources within the United States.

For purposes of this definition of “Eligible Employee”, and notwithstanding any other provisions of the Plan to the contrary, individuals who are not classified by the Employer, in its discretion, as employees under Code Section 3121(d) (including, but not limited to, individuals classified by the Employer as independent contractors and non-employee consultants) and individuals who are classified by the Employer, in its discretion, as employees of any entity other than the Employer or an Affiliated or Non-Affiliated Employer do not meet the definition of Eligible Employee and are ineligible for benefits under this Plan, even if the classification by the Employer is determined to be erroneous, or is retroactively revised. In the event the classification of an individual who is excluded from the definition of Eligible Employee under the preceding sentence is determined to be erroneous or is retroactively revised, the individual shall nonetheless continue to be excluded from the definition of Eligible Employee and shall be ineligible for benefits for all periods prior to the date the Employer determines its classification of the individual is erroneous or should be revised. The foregoing sets forth a clarification of the intention of the Employer regarding participation in this Plan for any Plan Year, including Plan Years prior to the adoption of any amendment or restatement of this Plan. Furthermore, in determining whether an individual is an Employee for purposes of eligibility to participate in the Plan, the individual shall be classified as an Employee with respect to a period of time only if the Employer has initially treated the individual as an Employee for payroll tax purposes for such period of time, even if such classification is later changed as a result of regulatory action, civil litigation or the threat of either.

(q)    “Employee” or “Associate” shall mean a person employed by the Employer, an Affiliated Employer, or a Non-Affiliated Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, an Affiliated Employer, or a Non-Affiliated Employer, as well as any other person qualifying as a common-law Employee of the Employer, an Affiliated Employer, or Non-Affiliated Employer. Employee shall include any Leased Employee within the meaning of Code Section 414(n)(2).

For purposes of this Section 1.02(q), the term “Leased Employee” shall mean any person (other than an Employee of the Employer) who pursuant to an agreement between the Employer and any other person (“leasing organization”) has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

A Leased Employee shall not be considered an Employee of the Employer if:

(i)    Such Employee is covered by a money purchase pension plan providing:

(A)    A nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Code Sections 125, 132(0(4), 402(e)(3), 402(h) or 403(b),

(B)    Immediate participation, and

(C)    Full and immediate vesting; and
(ii)    Leased Employees do not constitute more than twenty percent (20%) of the Employer’s non-highly compensated workforce.

(r)     “Employer” or “Company” shall mean Mercury General Corporation and, if the context so requires, shall also mean an Affiliated Employer and/or a Non-Affiliated Employer that has adopted this Plan, and any successor of such Employer.

(s)    “Employer Contributions” shall mean the aggregate of “Matching Contributions” and “Profit Sharing Contributions” as those terms are defined under Section 3.01 and 3.02 respectively.

(t)    “Employment Date” shall mean the latest of:

(i)    The date on which the Employee is first credited with an Hour of Service for the Employer or an Affiliated or Non-Affiliated Employer or a Predecessor Employer; or

(ii)    His or her reemployment date if he or she incurs a Break in Service and is treated as a new Employee pursuant to Section 2.06.

(u)    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

(v)    “Former ESOP Account” shall mean the separate sub-account of the Regular Account, reflecting all the contributions made to a Participant’s account under the prior ESOP features of the Plan. The ESOP feature was frozen on January 1, 2011.

(w)    “Fund” shall mean the aggregate of all assets held by the Funding Agent for the accounts of Participants and their Beneficiaries.

(x)    “Funding Agent” shall mean the insurance company or companies and/or Trustee(s) selected by the Board of Directors as a depository for assets accumulated under this Plan, severally or jointly, as the case may be.

(y)    “Funding Instrument” shall mean the Trust and/or insurance contract entered into by the Employer to fund this Plan.

(z)    “Highly Compensated Employee” shall mean any Employee who:

(i)     Was a 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(ii)     For the preceding Plan Year –

(A)    Had Compensation from the Employer in excess of $160,000 (for 2025), as adjusted pursuant to Code Sections 414(q) and 415(d); and

(B)    Was in the top-paid group of Employees for such preceding Plan Year.

(iii)     For purposes of paragraph (i) above, an Employee shall be treated as a “5% Owner” for any Plan Year if at any time during such Plan Year such Employee was a five percent (5%) owner (as defined in Code Section 416(i)(l)) of the Employer.

(iv)     For purposes of paragraph (ii)(B) above, an Employee is in the “Top-Paid Group” of Employees for any Plan Year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of Compensation paid during such Plan Year. For purposes of determining the number of Employees in the top-paid group, the following Employees shall be excluded:

(A)    Employees who have not completed six (6) months of service,

(B)    Employees who normally work less than seventeen and one half (17½) hours per week,

(C)    Employees who normally work not more than six (6) months during any Plan Year,

(D)    Employees who have not attained age eighteen (18), and

(E)    Except to the extent provided in Treasury Regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.

(v)     A former Employee shall be treated as a Highly Compensated former Employee if such Employee was a Highly Compensated Employee when such Employee separated from employment, or such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

(vi)     For purposes of this Section 1.02(z):

(A)    The term “Compensation” shall have the meaning given such term by Code Section 415(c)(3), provided that Compensation shall also include any remuneration which is excluded from the Participant’s gross income by reason of the application of Code Section 132(f)(4).

(B)    Employers aggregated under Code Sections 414(b), (c), (m), (n), or (o) shall be treated as a single Employer.

(vii)    The determination of who is a Highly Compensated Employee, including the determination of the number and identity of the Employees in the Top-Paid Group, will be made in accordance with Code Section 414(q) and the regulations thereunder except as specifically provided to the contrary in Code Section 401(a)(17).

(aa)    “Hour of Service” or “Hours of Service” shall mean the sum of the following:

(i)     For those Employees for whom actual records are maintained detailing hours for which an Employee is directly or indirectly paid, each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties, plus each hour for which credit is not otherwise given for the performance of duties with respect to which back pay is awarded or agreed to by the Employer, computed without regard to any mitigation of damages and credited to the Plan Year in which the Employee performed the duties or with respect to which the back pay award or agreement pertains;

(ii)    For those Employees for whom no actual records are maintained detailing hours for which an Employee is directly or indirectly paid, one hundred and ninety (190) hours for each month in which such Employee works at least one (1) hour, pursuant to Section 2530.200b-3(e)(l)(iv) of the Department of Labor Regulations;

(iii)    Each hour, up to a maximum of five hundred and one (501) hours for any single continuous period, for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than the performance of duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, excluding any such hours for which payment is made or due under a plan maintained solely for the purpose of complying with the applicable workers’ compensation, unemployment compensation or disability insurance laws and state disability payments, or which reimburses an Employee solely for medical or medically related expenses which he or she has incurred and credited to the applicable Plan Year. Any hours for which back pay is awarded for a period during which no duties are performed shall also be subject to the five hundred and one (501) hour maximum credit for any single continuous period; and

(iv)    Each hour, up to a maximum of five hundred and one (501) hours for any single continuous period, of absence incurred by an Employee for the purpose of:

(A)    Pregnancy,

(B)    Birth of a child,

(C)    Adoption of a child, or

(D)    Caring for a child immediately following birth or an adoption.

Such Employee shall be treated as having completed either the number of hours that would have been completed except for such absence or eight (8) Hours of Service for each normal workday where normal work hours are not known. Any hours required to be credited pursuant to this subsection (iv) must be credited only in the Plan Year in which the absence begins, if such crediting is necessary to prevent a Break in Service during such Year or in the following Plan Year.

(v)    Each other hour for which an Employee must be credited, pursuant to any applicable Federal law.

In determining the number of Hours of Service to be credited to an Employee for reasons other than the performance of duties, as well as in determining the Plan Year to which all Hours of Service should be credited, the rules of Section 2530.200b-2(b) and (c) of the Department of Labor regulations shall be followed to the extent such rules are not incorporated in this Plan.

(bb)    “In-Plan Roth Conversion Account” shall mean the Participant’s Account reflecting all amounts elected to be transferred into it via an In-Plan Roth transfer from the applicable Tax-Deferred Contribution Account, Employer Contributions, Voluntary Contributions Account and/or Tax-Deferred Rollover Contributions Account of the Participant pursuant to

Section 3.15 and Code Section 402(c)(4)(E). In addition, recordkeeping for the In-Plan Roth Conversion Account shall be maintained as follows:

(i)    The Plan will maintain a record of the amount of Tax-Deferred Contributions, Employer Contributions, Voluntary Contributions (as applicable), and Tax-Deferred Rollover Contributions Account (as applicable) in each Participant’s In-Plan Roth Conversion Account;

(ii)    Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s In-Plan Roth Conversion Account and the Participant’s other Regular Accounts under the Plan; and

(iii)    No contributions other than Tax-Deferred Contributions, Employer Contributions, Voluntary Contributions (if applicable), and Tax-Deferred Rollover Contributions Account (as applicable) and properly attributable earnings will be credited to each Participant’s In-Plan Roth Conversion Account.

(cc)    “Leveraged Shares” shall mean the definition provided under Section 3.16(a) of the Plan.

(dd)    “Loan Suspense Account” shall mean the definition provided under Section 3.17(a) of the Plan.

(ee)    “Matching Contribution” shall mean any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant’s Regular Account by reason of the Participant’s Tax-Deferred Contributions and/or Roth Contributions.

(ff)    “Non-Affiliated Employer” means an Employer who has adopted this Plan with the consent and written approval of Mercury General Corporation but is not an Affiliated Employer as that term is defined in this Plan. Where the context of the Plan requires, the term “Employer” includes a Non-Affiliated Employer.

(gg)    “Non-Highly Compensated Employee” shall mean an Employee of the Employer who is not a Highly Compensated Employee.

(hh)    “Normal Retirement Age” shall mean the first day of the month of the Participant’s sixty-fifth (65th) birthday.

(ii)    “Participant” shall mean any Eligible Employee who participates in the Plan in accordance with Article II, including any former Employee who is receiving or will receive benefits under the Plan. A Participant ceases to be a Participant when all funds to which he or she is entitled under the Plan have been distributed in accordance with the terms hereof. A Participant shall be treated as benefiting under the Plan for any Plan Year during which such Participant receives or is deemed to receive an allocation in accordance with Treasury Regulation Section 1.410(b)-3(a).

(jj)    “Participating Employer” shall mean the Employer, each Affiliated Employer and each Non-Affiliated Employer which, by resolution of its board of directors and with the written approval of the Employer, elects to participate in this Plan. All Participating Employers are identified under Appendix A.

(kk)    “Period of Service” shall mean a period of service commencing on the Employee’s Vesting Service Date and ending upon his or her Severance from Employment.

(ll)    “Period of Severance” shall mean the period of time commencing on the day after an Employee’s Severance from Employment and ending on his or her Reemployment Commencement Date.

(mm)    “Plan” shall mean the Mercury General Corporation Profit Sharing Plan as set forth herein, together with any and all amendments and supplements hereto.

(nn)    “Plan Year” shall mean the reporting year used by the Plan beginning on the first day of October and ending on the last day of September. The Plan Year shall be the limitation year for purposes of ERISA and for all purposes under this Plan. The limitation year may only be changed by a Plan amendment. Furthermore, if the Plan is terminated effective as of a date other than the last day of the Plan's limitation year, then the Plan is treated as if the Plan had been amended to change its limitation year.

(oo)    “Predecessor Employer” shall mean any corporation, partnership, or sole proprietorship, or a division thereof, a substantial part of the assets of which are acquired by the Employer either by purchase from, or liquidation, merger or consolidation of or with, such other corporation, partnership, or sole proprietorship, which has been designated by the Employer as a Predecessor Employer for purposes of this Plan.

In addition, a former employer is a Predecessor Employer with respect to a participant in a plan maintained by a former employer if the former employer maintains a plan under which such participant had accrued a benefit while performing services for the former employer, but only if that benefit is provided under the Plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)‑1(b)(2) apply as if the Employer and Predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the Predecessor Employer relationship, such as a transfer of benefits or plan sponsorship.

    With respect to an employer of a Participant, a former entity that antedates the Employer is a Predecessor Employer with respect to the Participant if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(pp)    “Profit Sharing Contributions” shall mean any contribution to the Plan made by the Employer for the Plan Year and allocated to a Participant’s Regular Account in accordance with Section 3.02.

(qq)    “Qualified Holder” shall mean the definition provided under Section 7.22(a) of the Plan.

(rr)    “Qualified Matching Contributions” shall mean that portion of the Matching Contributions pursuant to Section 3.01 which are to be treated as Tax-Deferred Contributions and/or Roth Contributions for the purposes of the Actual Deferral Percentage test described in Section 3.09(b).

(ss)    “Qualified Nonelective Contributions” shall mean contributions (other than Matching Contributions) made by the Employer which are to be treated as Tax-Deferred Contributions and/or Roth Contributions for purposes of the Actual Deferral Percentage test described in Section 3.09(b).

(tt)    “Reemployment Commencement Date” shall mean the first date following an Employee’s Severance from Employment on which the Employee performs an Hour of Service.

(uu)    “Regular Account” shall mean the accounts maintained by the Committee or its delegates for each Participant for the deposit of Employer Contributions and forfeitures, including the sub-accounts for Matching Contributions, Profit Sharing Contributions, and Company Stock held in the Former ESOP Accounts.

(vv)    “Roth Contributions” shall mean after-tax contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of Compensation and shall include contributions made pursuant to a salary reduction agreement under the Plan made on behalf of a Participant in accordance with Section 3.03. Except for occasional, bona fide administrative considerations, contributions made pursuant to a salary reduction agreement will not precede the earlier of (1) the performance of services relating to the contribution and (2) when the Compensation that is subject to the election would be currently available to the Participant in the absence of a salary reduction agreement.

(ww)    “Roth Contributions Account” shall mean a Participant’s account hereunder to which his or her Roth Contributions, as defined in Section 1.02(vv), made pursuant to a salary reduction agreement are allocated pursuant to Section 3.03. In addition, recordkeeping for the Roth Contributions Account shall be maintained as follows:

(i)    The Plan will maintain a record of the amount of Roth Deferrals in each Participant’s Roth Contributions Account;

(ii)    Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s

Roth Contributions Account and the Participant’s other accounts under the Plan; and

(iii)    No contributions other than Roth Deferrals and properly attributable earnings will be credited to each Participant’s Roth Contributions Account.

(xx)    “Roth Rollover Contributions” shall mean those contributions made by a Participant pursuant to Section 3.06.

(yy)    “Roth Rollover Contributions Account” shall mean a Participant’s account hereunder to which his or her Roth Rollover Contributions, as defined in Section 1.02(xx), are allocated pursuant to Section 3.08 of the Plan. In addition, recordkeeping for the Roth Rollover Contributions Account shall be maintained as follows:

(i)    The Plan will maintain a record of the amount of Roth Rollover Contributions in each Participant’s Roth Rollover Contributions Account;

(ii)    Gains, losses, and other credits or charges shall be separately allocated on a reasonable and consistent basis to each Participant’s Roth Rollover Contributions Account and the Participant’s other accounts under the Plan; and

(iii)    No contributions other than Roth Rollover Contributions and properly attributable earnings will be credited to each Participant’s Roth Rollover Contributions Account.

(zz)    “Severance from Employment” means any termination of the employment relationship between an Employee and the Employer (or an Affiliated Employer or Non-Affiliated Employer) for reasons such as resignation, discharge, death, Total and Permanent Disability, or retirement, but only if that termination of employment constitutes a Severance from Employment within the meaning of Code Section 401(k)(2)(B)(i)(I).

(aaa)    “Spouse” means a Participant’s husband or wife pursuant to federal law.

(bbb)    “Substitute Loan” shall mean the definition provided under Section 3.17(b) of the Plan.

(ccc)    “Suspense Account” shall mean an account maintained by the Committee or its delegates pursuant to Section 4.02.

(ddd)    “Tax-Deferred Contributions” shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of Compensation and shall include contributions made pursuant to a salary reduction agreement under the Plan made on behalf of a Participant in accordance with Section 3.03. Except for occasional, bona fide administrative considerations, contributions made pursuant to a salary reduction agreement will not precede the earlier of (1) the performance of services relating to the contribution and (2) when the Compensation that is subject to the election would be currently available to the Participant in the absence of a salary reduction agreement.

(eee)    “Tax-Deferred Contributions Account” shall mean a Participant’s account hereunder to which his or her Tax-Deferred Contributions, as defined in Section 1.02(ddd), made pursuant to a salary reduction agreement are allocated pursuant to Section 3.03.

(fff)    “Tax-Deferred Rollover Contributions” shall mean the definition provided under Section 3.06 of the Plan.

(ggg)    “Tax-Deferred Rollover Contributions Account” shall mean a Participant’s account hereunder to which his or her Tax-Deferred Rollover Contributions, as defined in Section 1.02(fff), are allocated pursuant to Section 3.08 of the Plan.

(hhh)    “Total and Permanent Disability” a Participant who has been determined to be totally and permanently disabled under federal acts that provide compensation for personal injuries and sickness (e.g., Social Security disability benefits) and such Participant receives benefits under such determination. A Participant claiming Total and Permanent Disability must, within one hundred and twenty (120) days, give written notice thereof to the Committee or its delegate. If a Participant is unable to give such notice personally, the notice may be given by the Participant’s personal representative, whose appointment as such shall be demonstrated by evidence satisfactory to the Committee or its delegate at the time of the giving of the notice. Failure by the Participant to comply with the foregoing requirements shall be deemed conclusive evidence that the Participant does not suffer from a Total and Permanent Disability or has ceased to be so disabled as of the date of such failure.

(iii)    “Trust” shall mean the trust which is established to hold and invest contributions under this Plan.

(jjj)    “Trustee” (or “Trustees,” if more than one is appointed and acting) shall mean the trustee or trustees, whether original or successor, appointed under the Trust.

(kkk)    “Unallocated Dividends” shall mean the definition provided under Section 3.17(e) of the Plan.

(lll)    “Valuation Date” shall mean each business day of each Plan Year.

(mmm)    “Vesting Service Date” shall mean the date an Employee first completes an Hour of Service. If an Employee has a Severance from Employment and the Employee then performs an Hour of Service within twelve (12) months of such Severance from Employment, his or her Vesting Service Date is not adjusted upon his or her reemployment. Thus, a Period of Severance of less than twelve (12) months is treated as a Period of Service. For an Employee who has a Reemployment Commencement Date after a Period of Severance of twelve (12) months or more, the Vesting Service Date is an adjusted date. The adjusted date is determined by counting backwards from the Reemployment Commencement Date the number of days previously credited to the Employee as a Period of Service. This process shall be repeated for Employees who are rehired more than once.

A Participant’s Vesting Service Date shall not be adjusted for the following period or periods of absence from service (that is, such period or periods shall be treated as a Period of Service) if the Employee was in the service of an Employer on the day prior to such a period:

(i)    Service in the Armed Forces of the United States or the Public Health Service of the United States as a result of which such Employee is entitled to reemployment rights from the Company pursuant to the provisions of Section 459 of Title 50 of the United States Code, provided that the Employee returns to work within the time period specified in Section 459.

(ii)    Approved absences granted (either before or after the absence) by the Employer in accordance with nondiscriminatory policies from any purpose, including, but not limited to, sickness or accident, or for the convenience of the Employer, and vacation periods.

(nnn)    “Voluntary Contributions” shall mean contributions made to the Plan during the Plan Year by the Employee, on an after-tax basis in accordance with Section 3.05.

(ooo)    “Voluntary Contributions Account” shall mean a Participant’s account hereunder to which his or her Voluntary Contributions, as defined in Section 1.02(nnn), are made pursuant to Section 3.05.

(ppp)    “Year of Vesting Service” shall mean a three hundred and sixty-five (365) day Period of Service. For this purpose, an Employee shall be credited with a number of Years of Vesting Service equal to the Employee’s Period of Service divided by three hundred and sixty-five (365). Any remaining Period of Service less than three hundred and sixty-five (365) days shall be disregarded. In computing the Years of Vesting Service rendered to the Company, a Participant’s total Period of Service shall be taken into account.

Where the context admits, words in the plural shall include the singular and the singular shall include the plural. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan and not to any particular provision or section. The Plan and Funding Instrument shall each form a part of the other and the terms shall be used interchangeably.

ARTICLE II
PARTICIPATION

2.01    Eligibility for Tax-Deferred Contributions and Matching Contributions. Each Employee shall become eligible to make Tax-Deferred Contributions to the Plan in accordance with Section 3.03 (and to receive allocations of Matching Contributions on such Tax-Deferred Contributions in accordance with Section 3.01) as of the first day of the month next following the date on which he or she (1) completes sixty (60) days of employment as an Employee of the Employer, and (2) attains age eighteen (18).

2.02    Eligibility for Profit Sharing Contributions. Each Employee shall become eligible to receive Profit Sharing Contributions under the Plan on the later of:

(a)    The first day of the Plan Year in which he or she completes at least 1000 Hours of Service; and

(b)    The first day of the month coinciding with or next following the date on which he or she becomes eligible to make Tax-Deferred Contributions under Section 2.01.

2.03    Participation. Each Eligible Employee shall become a Participant in the Plan as soon as practicable upon meeting the eligibility criteria in Section 2.01 and 2.02. Eligible Employees of Participating Employers shall become a Participant in the Plan as soon as administratively practicable following the date the participating Employer meets the requirements of Section 11.02.

2.04    Restricted Participation. During any period that a Participant continues in the employ of the Employer but no longer is an Eligible Employee, as defined under Section 1.02(p), the Participant will be considered and treated as a Participant for all purposes of the Plan, except that no share of Employer Contributions or forfeitures will be credited to his or her Regular Account for any period during which he or she continues in the employ of the Employer, but is no longer an Eligible Employee.

Notwithstanding the preceding paragraph, a Participant who meets the requirements of Sections 3.01 and 3.02 for receiving an allocation of the Employer Contributions for a Plan Year, except for the fact that at some time during the Plan Year such Participant became a member of a group of Employees not covered by the Plan, shall be entitled to share in the allocation of Employer Contributions and forfeitures attributable to such Plan Year. Such Participant’s allocable share of Employer Contributions and forfeitures shall be determined on the basis of his or her Compensation for the period during which he or she was an Eligible Employee.

2.05    Participation After Normal Retirement Age. During the continuation of his or her employment with the Employer after attaining Normal Retirement Age, such Participant may continue to participate in the Plan and shall be entitled to receive a distribution of his or her benefits only upon actual termination of employment unless otherwise required pursuant to the provisions of Section 7.07 or otherwise permissible pursuant to the provisions of Section 7.02.

2.06    Participation Upon Reemployment.

(a)    An Employee, who has met the eligibility requirements described in Sections 2.01 and 2.02 but incurs a Severance from Employment prior to becoming a Participant and is later reemployed as an Eligible Employee, shall become a Participant as of the later of (i) the first day of the month coinciding with or next following the date he or she met the eligibility requirements described herein, or (ii) his or her Reemployment Commencement Date.

(b)    A Participant who incurs a Severance from Employment and is later reemployed as an Eligible Employee shall resume participation immediately upon his or her Reemployment Commencement Date.

2.07    Beneficiary Designation.

(a)    A Participant may designate, in writing to the Committee or its delegate, the Beneficiary or Beneficiaries whom he or she desires to receive the benefits of the Plan in the event of his or her death. However, if a married Participant wishes to designate a person other than his or her Spouse as Beneficiary, such designation shall be consented to in writing by the Spouse, whose consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the Spouse’s consent so provides.

(b)    A Participant may change or revoke a Beneficiary designation without the consent of such Beneficiary or Beneficiaries at any time by filing a new designation with the Committee or its delegate. Any Beneficiary designation is subject to the spousal consent rules described under this Section 2.07. Unless specified otherwise in the Participant’s designated Beneficiary election form, if a Beneficiary does not predecease the Participant but dies before distribution of the death benefit (or any part of it) is made to the Beneficiary, the death benefit (or the remaining portion of such benefit) will be paid to the Beneficiary’s estate.

(c)    If a Participant designates his or her Spouse as Beneficiary and subsequent to such Beneficiary designation, the Participant and Spouse are divorced or legally separated, the designation of the Spouse as Beneficiary under the Plan is automatically rescinded unless specifically provided otherwise under a divorce decree or qualified domestic relations order, or unless the Participant enters into a new Beneficiary designation naming the prior, or legally separated, Spouse as Beneficiary. Upon the marriage of a Participant, a designation of Beneficiary other than the Participant’s Spouse shall be automatically revoked.

(d)    To the extent a Participant has not designated a Beneficiary to receive his or her Plan benefits or the designated Beneficiary predeceased the Participant, then upon such Participant’s death, the Participant shall be deemed to have designated the first surviving class of the following classes of successive Beneficiaries:

(i)     The Participant’s surviving Spouse (if the Participant was married at the time of death);

(ii)    The Participant’s surviving children, including adopted children and stepchildren, in equal shares, except that the then living issue of a deceased child shall take in equal shares by right of representation the share which such child would have received if living;

(iii)    The Participant’s surviving biological or adoptive parents; or

(iv)    The Participant’s estate.

In any case where there is no personal representative of the Participant’s estate duly appointed and acting in that capacity within 90 days after the Participant’s death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant’s death), then Beneficiary shall mean the person who can verify by affidavit or court order to the satisfaction of the Committee that he or she is legally entitled to receive the benefits specified hereunder.

(e)    If a distribution is to be made to a minor or incompetent Beneficiary, payments may be made to the Beneficiary’s legal guardian, conservator, or custodian in accordance with the Uniform Gifts to Minors Act or similar law as permitted under the laws of the state where the Beneficiary resides. The Committee or its delegate will not be liable for any payments made in accordance with this Section 2.07 and are not required to make any inquiries with respect to the competence of any person entitled to benefits under the Plan.

(f)    Notwithstanding any provision of this Plan to the contrary, a designated Beneficiary may waive his/her right to receive benefits under the Plan upon the death of an eligible Participant; provided, however, that such waiver must be given in a writing witnessed by a notary public and on a form provided by the Plan. Any such waiver must be filed with the Plan at least 30 days prior to the earlier of (a) the death of the Participant, or (b) the death or incapacity of such designated Beneficiary. Notwithstanding the foregoing, a Beneficiary can waive his/her benefit after the death of the Participant if the waiver meets the requirements of a qualified disclaimer under Code Section 2518(b) and is a valid disclaimer under the law of the state in which the Participant resided at the time of his/her death, or other applicable law. Once such a waiver has been received by the Plan, it may not be revoked. In the event a designated Beneficiary has filed a waiver with the Plan as set forth above, then the benefit which such Beneficiary would have been entitled to receive shall be payable to the contingent Beneficiary designated by the Participant in writing and filed with the Plan prior to the Participant’s death or, if none, in accordance with the provisions of this Section 2.07, governing the disposition of benefits upon the death of a Participant who does not leave a surviving designated Beneficiary.

ARTICLE III
CONTRIBUTIONS

3.01    Matching Contributions. The Employer shall make Matching Contributions in an amount equal to the sum of (a) one hundred percent (100%) of a Participant’s Tax-Deferred Contributions made by or on behalf of each Participant to the extent such contributions do not exceed one percent (1%) of the Participant’s Compensation, plus (b) fifty percent (50%) of a Participant’s Tax-Deferred Contributions made by or on behalf of each Participant that exceed one percent (1%) of the Participant’s Compensation but do not exceed six percent (6%) of the Participant’s Compensation, calculated on a payroll period basis.

(a)    Eligibility. For purposes of Matching Contributions only, a person shall be eligible to share in the Matching Contributions, if such person was both a Participant and an Employee on any day of the contribution period (i.e. applicable payroll period).

(b)    True-Up Calculation. A “true-up” calculation will be performed each payroll period so that each Participant’s Matching Contribution will be maximized. The true-up calculation is performed in recognition of the possibility that a Participant’s Matching Contribution percentage may not be maximized as a result of: (1) changes to the Participant’s Tax-Deferred Contributions percentage(s) during the Plan Year or (2) the Participant reaching the Code Section 402(g) limit early in the Plan Year.

The Employer will make additional Matching Contributions to any such Participant’s Regular Account so that the Participant receives the maximum Matching Contributions available.

(c)    Catch-Up Contributions. No Matching Contributions shall be made for Tax-Deferred Contributions that are designated as catch-up contributions.

3.02    Profit Sharing Contributions. The Employer may make discretionary Profit Sharing Contributions in such amounts as shall be determined by the Board of Directors in its sole discretion. The Employer may, notwithstanding any other provision of this Plan, make Profit Sharing Contributions without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. Profit Sharing Contributions, if any, shall be allocated in proportion to each Participant’s respective amounts of Compensation for such Plan Year. The timing of any such contribution shall be determined by the Board of Directors.

(a)    Eligibility. For purposes of Profit Sharing Contributions only, a person shall be eligible to share in Profit Sharing Contributions, if any, for a Plan Year only if he or she has been credited with one thousand (1,000) Hours of Service during the Plan Year and is both a Participant and an Employee on the last day of such Plan Year. Notwithstanding the foregoing, a person shall also be eligible to share in Profit Sharing Contributions if his or her employment terminated during such Plan Year due to attaining Normal Retirement Age, Total and Permanent Disability, or death.

3.03    Tax-Deferred Contributions. An Eligible Employee may reduce his or her Compensation and have the Employer contribute on his or her behalf Tax-Deferred Contributions in each Plan Year and/or irrevocably designate Roth Contributions to be made in lieu of all or a portion of the Tax-Deferred Contributions such Eligible Employee is otherwise eligible to make under the Plan. Roth Contributions are treated by the Employer as includible in such Eligible Employee’s income at the time such Eligible Employee would have received that amount in cash if he or she had not elected to make Roth Contributions.

Tax-Deferred Contributions and Roth Contributions are subject to Section 4.01 (with regards to limitations on Annual Additions) and any limitation pursuant to the provisions of Section 7.03 (with regards to hardship distributions). An Eligible Employee may elect to contribute a minimum of one percent (1%) of his or her Compensation up to a maximum amount not to exceed the lesser of eighty percent (80%) of his or her Compensation for the Plan Year, or the applicable dollar amount limitation set forth in Code Section 402(g)(1) ($24,500 for 2026), as adjusted for increases in the cost of living.

(a)    Participant Election. The rate of his or her Tax-Deferred Contributions and/or Roth Contributions shall be determined by the Participant and communicated in the form and manner approved by the Committee or its delegate and shall continue unless changed in the manner hereinafter provided. All such contributions shall be calculated in integer percentages of a Participant’s Compensation. A Participant, by giving proper notice to the Committee or its delegate, may elect to change his or her Compensation reduction rate under this Section 3.03 (but not retroactively) within the limits prescribed hereinabove. The change in the Participant’s contribution rate shall be effective as soon as administratively feasible, however, not later than the Employer’s next unprocessed payroll.

(b)    Catch-Up Contributions. All Participants who are eligible to make Tax-Deferred Contributions and/or Roth Contributions under the Plan and who have attained or will attain age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v) (seven thousand five hundred dollar ($8,000) for 2026), as adjusted for increases in the cost of living, including adjusted dollar amounts under Code Section 414(v) (as amended pursuant to SECURE 2.0 Act of 2022) for eligible participants who would attain age sixty (60) but would not attain age sixty-four (64) before the close of the taxable year. Such catch-up contributions shall be made in the form of Tax-Deferred Contributions and/or Roth Contributions but shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of making catch-up contributions.

Effective January 1, 2026, if a Participant’s wages (as defined in Code Section 3121(a)) for the prior calendar year exceeded the wage limit in effect under Code Section 414(v)(7)(A) ($150,000, and as adjusted for inflation by the Secretary of Treasury after 2025), such Participant shall only be permitted to make Catch-Up Contributions as Roth Contributions for such Plan Year (the “Roth Catch-Up Requirement”). The Committee reserves the right to cancel and void any such Participant’s election to make Catch-Up Contributions as Tax-Deferred Contributions in such Plan Year, in accordance with the Committee’s practices and procedures designed to result in compliance with the Roth Catch-Up Requirement. The Roth Catch-Up Requirement shall be applied in accordance with the Securing a Strong Retirement Act of 2022, passed as part of the Consolidated Appropriations Act of 2023 (“SECURE 2.0”), Code Section 414(v) and any Treasury Regulations and guidance published by the Internal Revenue Service thereunder, and any procedures established by the Committee.

(c)    Timing of Deposits. All Tax-Deferred Contributions and/or Roth Contributions shall be made by regular payroll deductions. The Employer will reduce the Participant’s Compensation in the amount authorized by the Participant and shall allocate such amount to his or her Tax-Deferred Contributions Account and/or Roth Contributions Account, as applicable, equal to such reduction as of the earliest date on which such amount can reasonably be segregated from the Employer’s general assets; provided, however, that such contribution shall be made no later than the fifteenth (15th) business day of the month following the date on which such amount would otherwise have been payable to the Participant in cash, or as of such earlier or later date (in the case of any available extensions of time) as may be required or permitted by regulations issued pursuant to ERISA.

3.04    Automatic Enrollment Contributions.

(a)    Automatic Enrollment Contributions. Subject to the remainder of this Section 3.04, unless an Eligible Employee affirmatively elects otherwise, his or her Compensation will be reduced by six percent (6%) (the “Automatic Enrollment Rate”), and such percentage will be increased in subsequent Plan Years in accordance with subsection (b) below. For each payroll period in which an Eligible Employee is an active Participant, the Employer will make Tax-Deferred Contributions (“Automatic Enrollment Contributions”) in such amount on the Participant’s behalf in accordance with the provisions of Section 3.03.

Automatic Enrollment Contributions will begin as soon as administratively feasible on or after the ninetieth (90th) day following the Eligible Employee’s date of hire or date that he or she first become an Eligible Employee. An Eligible Employee may make an affirmative election not to have Automatic Enrollment Contributions made on his or her behalf. Such election will be effective only with respect to Compensation that has not already become available to such Employee. If an Eligible Employee makes no such affirmative election, his or her Compensation shall be reduced and Automatic Enrollment Contributions will be made on his or her behalf in accordance with the provisions of subsections (a) and (b) of this Section 3.04, until such time as the Participant elects to change or revoke such Automatic Enrollment Contributions as provided in Sections 3.03 or 3.04(c).

(b)    Automatic Deferral Increase. Unless an Eligible Employee affirmatively elects otherwise after receiving appropriate notice, for each Eligible Employee contributing more than 0% and less than 10% in Tax-Deferred Contributions, his or her Tax-Deferred Contribution rate shall be increased annually by one percent (1%), not to exceed ten percent (10%)

of Compensation. Such increased Tax-Deferred Contributions will be made as soon as administratively feasible on or after the anniversary date of the Eligible Employee’s most recent date of hire or such other date selected by the Committee or its delegate.

(c)    Affirmative Election to Not Participate or Election out of Automatic Deferral Increase. Once a Participant has received notice that the Plan’s automatic enrollment or automatic deferral increase provisions are applicable to him or her, and he or she makes an affirmative election not to have Automatic Enrollment Contributions or automatic deferral increases made on his or her behalf, such Participant shall not be thereafter subject to the Plan’s automatic enrollment or automatic deferral increase provisions.

(d)    Permissible Withdrawal. A Participant who is automatically enrolled in the Plan in accordance with this Section 3.04 may withdraw the full amount of his or her Automatic Enrollment Contributions made pursuant to 3.04(a) provided such withdrawal is made not later than the ninetieth (90th) day after the date the first Automatic Enrollment Contributions were made on the Participant’s behalf.

3.05    Voluntary Contributions. A Participant may make Voluntary Contributions, subject to Section 4.01 (with regards to limitations on Annual Additions) and any limitation pursuant to the provisions of Section 7.03 (with regards to hardship distributions), a minimum of one percent (1%) of his or her Compensation up to a maximum amount not to exceed eighty percent (80%) of his or her Compensation for the Plan Year. Section 3.03(a) and (c) above regarding Participant election and timing of deposits shall be applicable for Voluntary Contributions.

3.06    Tax-Deferred Rollover Contributions and Roth Rollover Contributions. An Eligible Employee who has received an “Eligible Rollover Distribution” from an “Eligible Retirement Plan” (as those terms are defined in Section 7.10) may, in accordance with procedures approved by the Committee or its delegate, transfer the distribution received from the other plan to this Plan within sixty (60) days of the Eligible Employee’s receipt of the distribution from the other plan. For purposes of Tax-Deferred Rollover Contributions, the Eligible Rollover Distribution must be eligible for rollover treatment and exclusion from the gross income of the Participant in accordance with Code Section 402(c). For purposes of Roth Rollover Contributions, such Eligible Rollover Distribution must be from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and must comply with Code Section 402(c). Notwithstanding the foregoing, Tax-Deferred Rollover Contributions and Roth Rollover Contributions must not include amounts attributable to:

(a)    Taxpayer contributions to an individual retirement account or annuity under Code Section 408, whether or not deductible under Code Section 219;

(b)    Accumulated deductible employee contributions described in Code Section 72(o)(5)(B); or

(c)    A Roth IRA described in Code Section 408A.

The Committee or its delegate shall require that the Participant provide reasonable evidence to the Funding Agent that such rollover amount meets the above requirements. Failure of the Participant to provide such evidence will preclude the Plan’s acceptance of any such rollover. Furthermore, in a merger or acquisition where the acquired entity becomes a Participating Employer, a Participant may roll over his or her outstanding loan balance from the acquired entity’s qualified retirement plan to this Plan, provided certain requirements are satisfied. Specifically, a Participant shall be required to include as part of any such rollover, any note evidencing an outstanding loan that remains secured by his or her account balance. In such case, the notes, written agreements, and other documents evidencing the Participant’s loan must be forwarded and accepted by the Funding Agent. Furthermore, such Participant must agree to continue loan repayment through payroll deductions for the remaining loan period.

3.07    Transfers From Other Qualified Plans. Notwithstanding any other provision hereof, there may be transferred to the Funding Agent of this Plan all or any of the assets held (whether by a trustee, custodian or otherwise) on behalf of any other plan (excluding any such plan that requires payment of a qualified joint and survivor annuity) which satisfies the applicable requirements of Code Section 401(a), and which is maintained for the benefit of any persons who are or are about to become Participants in this Plan. Transferred amounts shall, at all times, meet the requirements of Code Section 414(1) and, notwithstanding any other provisions hereof, benefits available under the transferor plan which are protected under the provisions of Code Section 411(d)(6) shall be provided with respect to the assets so transferred to this Plan.

3.08    Tax-Deferred Rollover Contributions Account and Roth Rollover Contributions Account. Notwithstanding any other provision hereof, amounts transferred to the Funding Agent pursuant to Sections 3.06 and 3.07 shall be maintained in a separate account referred to as the “Tax-Deferred Rollover Contributions Account” or “Roth Rollover Contributions Account,” whichever is applicable, and shall be applied solely for the benefit of the Participant on whose behalf such amounts were transferred.

3.09    Nondiscrimination Testing. The Committee or its delegate shall have the responsibility for monitoring compliance with the requirements of this Section 3.09 and shall have the power to take any steps it deems appropriate to ensure compliance, including limiting the amount of Tax-Deferred Contributions and/or Roth Contributions permitted for Highly Compensated Employees or designating a portion of the Employer Contributions to be allocated to the Accounts of Non-Highly Compensated Employees, with such amount to be treated as part of their deferral percentage until such time as the Committee or its delegate determines that contributions can be made on behalf of the Highly Compensated Employees without violating the requirements of Code Section 401(k).

(a)    Actual Contribution Percentage (“ACP”) Test.

(i)    Actual Contribution Percentage (“ACP”) shall mean the ratio (expressed as a percentage) of:

(A)    The sum of the Voluntary Contributions, if any, and Matching Contributions made on behalf of a Participant for the Plan Year to

(B)    The Compensation paid to such Participant for the Plan Year.

(ii)    The ACP shall be determined subject to the following provisions:

(A)    The ACP for any Participant who is a Highly Compensated Employee and who is eligible to have Matching Contributions or Voluntary Contributions allocated to his or her account under two (2) or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the same Employer, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, then all Matching Contributions and Voluntary Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. For Plan Years beginning before the effective date of this Amendment, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations of Code Section 401(m).

(B)    In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 3.09(a) shall be applied by determining the ACP of Employees as if all such plans were a single plan. Other plans may be aggregated with this Plan in order to satisfy Code Section 401(m) only if they have the same Plan Year.

(C)    For purposes of performing the ACP test, Voluntary Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve (12)-month period beginning on the day after the close of the Plan Year.

(D)    Tax-Deferred Contributions and Roth Contributions may be used in determining the ACP amounts so long as the ADP test is met before the Tax-Deferred Contributions and Roth Contributions are used in the ACP test and so long as the ADP test continues to be met following the exclusion of those Tax-Deferred Contributions and Roth Contributions that are used to meet the ACP test.

(E)    The ACP of all Eligible Employees shall be taken into account for the purposes of the ACP test under this Plan.

For this purpose, Eligible Employees shall include each Employee who would be a Participant under the Plan and eligible to receive an allocation of Matching Contributions hereunder, except that such Employee is not a Participant because:

(1)    He has failed to make required contributions, if any;

(2)    He has elected not to participate; or

(3)    His Compensation is less than a stated dollar amount, if such amount is a condition of his or her participation.

In the case of an Eligible Employee who makes no Voluntary Contributions and receives no Matching Contribution, his or her ACP shall be deemed to be zero percent (0%).

(F)    Qualified Nonelective Contributions (as defined in Treasury Regulation Section 1.401(k)-6) cannot be taken into account under the ACP test for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ADP test under Treasury Regulation Section 1.401(k)-2(a)(6) (including the determination of the “representative contribution rate” for purposes of Treasury Regulation Section 1.401(k)-2(a)(6)(iv)(B)) is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate” for purposes of subsection (1) below). For purposes of this Section:

(1)    The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)    The “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the matching contributions (as defined in Treasury Regulation Section 1.401(m)-1(a)(2)) taken into account in determining the ACP for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for that Non-Highly Compensated Employee for the Plan Year, divided by that Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions do not exceed ten percent (10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

(G)    A Matching Contribution with respect to Tax-Deferred Contributions and Roth Contributions for a Plan Year is not taken into account under the ACP test for a Non-Highly Compensated Employee to the extent it exceeds the greatest of:

(1)    five percent (5%) of the Non-Highly Compensated Employee’s Code Section 414(s) compensation for the Plan Year;

(2)    the Non-Highly Compensated Employee’s Tax-Deferred Contributions and Roth Contributions for the Plan Year; and

(3)    the product of two (2) times the Plan’s “representative matching rate” and the Non-Highly Compensated Employee’s Tax-Deferred Contributions and Roth Contributions for the Plan Year.

For purposes of this Section, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible Non-Highly Compensated Employee among a group of Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees in the Plan for the Plan Year who make Tax-Deferred Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible Non-Highly Compensated Employees in the Plan who are employed by the Employer on the last day of the Plan Year and who make Tax-Deferred Contributions for the Plan Year).

For purposes of this Section, the “matching rate” for an Employee generally is the Matching Contributions made for such Employee divided by the Employee’s Tax-Deferred Contributions for the Plan Year.

(H)    Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ACP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ADP test for that Plan Year. However, if different testing methods are used, then the Plan will not use:

(1)    The recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)    The rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take Tax-Deferred Contributions into account under the ACP test (rather than the ADP test); or

(3)    The rules of Treasury Regulation Section 1.401(k)-2(a)(6) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(b)    Actual Deferral Percentage (“ADP”) Test.

(i)    “Actual Deferral Percentage” (ADP) shall mean the ratio (expressed as a percentage) of:

(A)    The Tax-Deferred Contributions, Roth Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions, if any, made on behalf of a Participant for the Plan Year to

(B)    The Compensation paid to such Participant for the Plan Year.

(C)    The ADP shall be determined subject to the following provisions:

(1)    The ADP of any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Tax-Deferred Contributions and/or Roth Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Tax-Deferred Contributions and Roth Contributions for purposes of the ADP test) allocated to such Participant’s accounts under two (2) or more cash or deferred arrangements described in Code Section 401(k), that are maintained by the same Employer, shall be determined as if such Tax-Deferred Contributions and Roth Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer that have different Plan Years, then all Tax-Deferred Contributions and Roth Contributions made during the Plan Year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. However, if the plans have different Plan Years, then all such cash or deferred arrangements ending with or within the same calendar year shall be treated as a single cash or deferred arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under the Treasury Regulations of Code Section 401(k).

(D)    In the event that this Plan satisfies the requirements of Code Section 401(k), 401(a), or 410(b) only if aggregated with one (1) or more other plans, or if one (1) or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 4.04(a)(ii) shall be applied by determining the ADP of Employees as if all such plans were a single plan. Other plans may be aggregated with the Plan to satisfy Code Section 401(k) only if they have the same Plan Year.

(E)    For purposes of determining the ADP test, Tax-Deferred Contributions, Roth Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions shall be taken into account under the ADP test for a Plan Year only if allocated to an Employee as of a date within that Plan Year. For this purpose, such allocation shall not be contingent on participation or performance of services after such date and actual payment to the Fund shall be made before the last day of the twelve (12) month period immediately following the Plan Year to which such deferrals or contributions relate.

(F)    The ADP of all Eligible Employees shall be taken into account for the purposes of the ADP test under this Plan. For this purpose, Eligible Employees shall include each Employee who would have been eligible to make Tax-Deferred Contributions and/or Roth Contributions under the Plan, except that no Tax-Deferred Contributions and/or Roth Contributions were made because such Employee:

(1)    Was suspended from making Tax-Deferred Contributions and Roth Contributions due to a distribution, loan or a suspension caused by the limitations on Annual Additions of Code Section 415(c)(l) or 415(e);

(2)    Elected not to participate in the Plan; or

(3)    Received Compensation less than a stated dollar amount, if such amount is a condition of his or her participation in the Plan.

In the case of an Eligible Employee who makes no Tax-Deferred Contributions or Roth Contributions, his or her ADP shall be deemed to be zero percent (0%).

(G)    Qualified Nonelective Contributions (as defined in Treasury Regulation Section 1.401(k)-6) will not be taken into account in determining the ADP for a Plan Year for a Non-Highly Compensated Employee to the extent such contributions exceed the product of that Non-Highly Compensated Employee’s Code Section 414(s) compensation and the greater of five percent (5%) or two (2) times the Plan’s “representative contribution rate.” Any Qualified Nonelective Contribution taken into account under an ACP Test under Treasury Regulation Section 1.401(m)-2(a)(6)(v)(B), is not permitted to be taken into account for purposes of this Section (including the determination of the “representative contribution rate”). For purposes of this Section:

(1)    The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee among a group of eligible Non-Highly Compensated Employees that consists of half of all eligible Non-Highly Compensated Employees for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible Non-Highly Compensated Employee who is in the group of all eligible Non-Highly Compensated Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and

(2)    The “applicable contribution rate” for an eligible Non-Highly Compensated Employee is the sum of the Qualified Matching Contributions (as defined in Treasury Regulation Section 1.401(k)-6) taken into account in determining the ADP for the eligible Non-Highly Compensated Employee for the Plan Year and the Qualified Nonelective Contributions made for the eligible Non-Highly Compensated Employee for the Plan Year, divided by the eligible Non-Highly Compensated Employee’s Code Section 414(s) compensation for the same period.

Notwithstanding the above, Qualified Nonelective Contributions that are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation may be taken into account for a Plan Year for an Non-Highly Compensated Employee to the extent such contributions do not exceed 10 percent

(10%) of that Non-Highly Compensated Employee’s Code Section 414(s) compensation.

Qualified Matching Contributions may only be used to calculate an ADP to the extent that such Qualified Matching Contributions are matching contributions that are not precluded from being taken into account under the ACP test for the Plan Year under the rules of Treasury Regulation Section 1.401(m)-2(a)(5)(ii) and as set forth herein.

(H)    Qualified Nonelective Contributions and Qualified Matching Contributions will not be taken into account to determine an ADP to the extent such contributions are taken into account for purposes of satisfying any other ADP test or ACP test.

(I)    Except as otherwise provided in this Section, the Plan may use the current year testing method or prior year testing method for the ADP test for a Plan Year without regard to whether the current year testing method or prior year testing method is used for the ACP test for that Plan Year. However, if different testing methods are used, then the Plan will not use:

(1)    The recharacterization method of Treasury Regulation Section 1.401(k)-2(b)(3) to correct excess contributions for a Plan Year;

(2)    The rules of Treasury Regulation Section 1.401(m)-2(a)(6)(ii) to take Tax-Deferred Contributions and Roth Contributions into account under the ACP test (rather than the ADP test); or

(3)    The rules of Treasury Regulation Section 1.401(k)-2(a)(6)(v) to take Qualified Matching Contributions into account under the ADP test (rather than the ACP test).

(c)    Neither the average ACP nor the average ADP for all Participants who are Highly Compensated Employees for the Plan Year shall exceed the greater of:

(i)    The average ACP or the average ADP for the preceding Plan Year, as applicable, for all Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by one and one quarter (1.25); or

(ii)    The average ACP or the average ADP for the preceding Plan Year for all Participants who are Non-Highly Compensated Employees, as applicable, multiplied by two (2.00), provided such averages for the Highly Compensated Employees do not exceed such averages for Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe.

The Plan shall not test under this Section 4.04(c)(ii) to meet applicable Code requirements for both contributions and deferrals in the same year.

(d)    The Employer will apply the ADP test by comparing the ADP of the Highly Compensated Employees to the ADP of the Non-Highly Compensated Employees in the current Plan Year.

(e)    The determination and treatment of the ACP and the ADP of a Participant shall at all times satisfy Treas. Reg. 1.401(k)-1, 1.401(m)-1, 1.401(m)-2 and such other requirements as may be required by the Secretary of Treasury.

3.10    Excess Deferrals, Excess Contributions and Excess Aggregate Contributions. The Committee or its delegate shall determine, as soon as is reasonably possible after the close of each Plan Year, Employer Contributions pursuant to Sections 3.01 and 3.02 and Tax-Deferred Contributions and Roth Contributions pursuant to Section 3.03, if applicable, which will result in Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions for any Participant. In addition, prior to the close of each Plan Year the Committee or its delegate, upon a determination that the ADP test will not be met for such Plan Year, may direct at any time that an individual Highly Compensated Employee’s future Tax-Deferred Contributions and/or Roth Contributions be reduced or stopped in order to avoid accumulating Excess Deferrals or Excess Contributions under the Plan.

Notwithstanding any other provisions of this Plan, Excess Deferrals, Excess Contributions, Excess Aggregate Contributions and income allocable thereto shall be distributed to Participants as described in this Section 3.10.

(a)    For the purpose of this Section 3.10:

(i)    “Excess Deferrals” shall mean amounts of Tax-Deferred Contributions, Roth Contributions, Qualified Matching Contributions, and Qualified Nonelective Contributions for a calendar year that:

(A)    The Participant requests be distributed pursuant to the claims procedure set forth in Section 4.05(b) below; or

(B)    The Committee or its delegate determines to be, pursuant to Treas. Reg. 1.401(k)-l, Excess Deferrals.

(ii)    “Qualified Matching Contributions” and “Qualified Nonelective Contributions” shall mean contributions reclassified for the purpose of meeting the ADP test. Such reclassification shall be permitted only if the following requirements are met:

(A)    Employer Contributions, including those Qualified Nonelective Contributions treated as Tax-Deferred Contributions and Roth Contributions for purposes of the

ADP test, must satisfy the requirements of Code Section 401(a)(4);

(B)    Employer Contributions, excluding those Qualified Matching Contributions and Qualified Nonelective Contributions treated as Tax-Deferred Contributions for purposes of the ADP test, must satisfy the requirements of Code Section 401(a)(4);

(C)    Those Qualified Matching Contributions and Qualified Nonelective Contributions treated as Tax-Deferred Contributions and Roth Contributions for purposes of the ADP test shall not be taken into account for purposes of satisfying the requirements of Code Section 401(m);

(D)    Except as provided in paragraphs (A) and (C), Qualified Matching Contributions and Qualified Nonelective Contributions treated as Tax-Deferred Contributions and Roth Contributions for the purposes of the ADP test shall not be taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a)(4) or in determining whether Voluntary Contributions or Matching Contributions meet the requirements of Code Section 401(m);

(E)    Qualified Nonelective Contributions may not be treated as Tax-Deferred Contributions or Roth Contributions if the effect of such treatment is to increase the difference between the ADP for the group of eligible Highly Compensated Employees and the ADP of all other Eligible Employees;

(F)    The Qualified Nonelective Contributions must satisfy the requirements of Treas. Reg. 1.401(k)-l(b)(5) for the Plan Year as if such contributions were Tax-Deferred Contributions or Roth Contributions;

(G)    Qualified Matching Contributions and Qualified Nonelective Contributions must be taken into account during the Plan Year in which they are deemed made; and

(H)    Any other applicable conditions described in Treas. Reg. 1.401(m)-l(b)(2) are satisfied.

(iii)    “Excess Contributions” shall mean amounts described in Code Section 401(k)(8)(B). The amount of Excess Contributions for a Highly Compensated Employee shall be determined in the following manner:

(A)    First, the ADP of the Highly Compensated Employee with the highest ADP shall be reduced to the extent necessary to satisfy the ADP test or to cause the percentage to equal the

ADP of the Highly Compensated Employee with the next highest percentage. This process shall be repeated until the ADP test is satisfied.

(B)    The dollar amount of Excess Contributions for the Highly Compensated Employee group shall be equal to the aggregate of each Highly Compensated Employee’s total Tax-Deferred Contributions, Roth Contributions or other contributions taken into account for the ADP test minus the product of the Employee’s contribution ratio as determined above and the Employee’s Compensation.

(C)    The Tax-Deferred Contributions of the Highly Compensated Employee with the highest dollar amount of Tax-Deferred Contributions and/or Roth Contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s dollar amount of Tax-Deferred Contributions and/or Roth Contributions to equal the dollar amount of elective contributions of the Highly Compensated Employee with the next highest dollar amount of Tax-Deferred Contributions and/or Roth Contributions. In no event shall the reduction of the Tax-Deferred Contributions and/or Roth Contributions of the Highly Compensated Employee with the highest dollar amount of Tax-Deferred Contributions and/or Roth Contributions exceed the aggregate dollar amount of Excess Contributions for the Highly Compensated Employee group as determined in (B) above. This process shall be repeated until the aggregate dollar amount of Excess Contributions for the Highly Compensated Employee group has been allocated to Highly Compensated Employees.

(D)    The amount by which a Highly Compensated Employee’s dollar amount of Tax-Deferred Contributions and/or Roth Contributions must be reduced shall be his or her Excess Contribution.

(iv)    “Excess Aggregate Contributions” shall mean amounts described in Code Section 401(m)(6)(B). The amount of Excess Aggregate Contributions for a Highly Compensated Employee shall be determined in the following manner:

(A)    First, the ACP of the Highly Compensated Employee with the highest ACP shall be reduced to the extent necessary to satisfy the ACP test or cause the percentage to equal the ACP of the Highly Compensated Employee with the next highest percentage. This process shall be repeated until the ACP test is satisfied.

(B)    The dollar amount of Excess Aggregate Contributions for the Highly Compensated Employee group shall be equal to the aggregate of each Highly Compensated Employee’s total amount of Voluntary Contributions, Matching Contributions, and other contributions taken into account for the ACP test minus the product of the Employee’s contribution ratio as determined above and the Employee’s Compensation.

(C)    The Voluntary Contributions, Matching Contributions, and other contributions of the Highly Compensated Employee with the highest dollar amount of Voluntary Contributions, Matching Contributions, and other contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s dollar amount of Voluntary Contributions, Matching Contributions, and other contributions to equal the dollar amount of Voluntary Contributions, Matching Contributions, and other contributions of the Highly Compensated Employee with the next highest dollar amount of Voluntary Contributions, Matching Contributions, and other contributions. In no event shall the reduction of the Voluntary Contributions, Matching Contributions, and other contributions of the Highly Compensated Employee with the highest dollar amount of Voluntary Contributions, Matching Contributions, and other contributions exceed the aggregate dollar amount of Excess Aggregate Contributions for the Highly Compensated Employee group as determined in (B) above. This process shall be repeated until the aggregate dollar amount of Excess Aggregate Contributions for the Highly Compensated Employee group has been allocated to Highly Compensated Employees.

(D)    The amount by which a Highly Compensated Employee’s dollar amount of Voluntary Contributions, Matching Contributions, and other contributions must be reduced shall be his or her Excess Aggregate Contribution.

(b)    A Participant may determine that deferrals in excess of the limits imposed by Code Section 402(g) have been made. Such Participant may request a distribution of such Excess Deferral amounts by submitting a claim in writing to the Committee or its delegate no later than March 1, specifying the Participant’s Excess Deferral amount for the preceding calendar year. Such claim shall include the Participant’s written statement that if such amounts are not distributed, such Excess Deferral amounts, when added to amounts deferred under other plans or arrangements as described in Code Sections 401(k), 408(k), or 403(b), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred.

Notwithstanding the above, a Participant shall be deemed to have made the designation for the distribution of Excess Deferrals at any time the Committee or its delegate determines that the limits of Code Section

402(g) would be exceeded by the Plan or the plan of any Affiliated Employer.

(c)    Notwithstanding any other provision of the Plan to the contrary:

(i)    Excess Deferrals and income allocable thereto shall be distributed after the date on which the Plan received the Excess Deferral, but no later than the April 15 following the calendar year during which such Excess Deferral was made. Any such distribution shall be designated by the Plan as a distribution of Excess Deferrals. Excess Deferrals to be distributed with respect to an Employee for an Employee’s taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year ending within such taxable year. With respect to Excess Deferrals made in taxable year 2007, the Committee or its delegate must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the Excess Deferrals occurred and prior to the distribution). However, with respect to Excess Deferrals made in taxable years after 2007, gap period income may not be distributed.

(ii)    A Participant’s Excess Contributions and income allocable thereto, shall be distributed to the Participant, if administratively feasible, not later than two and one-half (2½) months following the close of the Plan Year in which such Excess Contributions were made, but in any event, no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Contributions were made. If such excess amounts are distributed more than two and one-half (2½) months following the close of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by any Excess Deferrals previously distributed to such Employee for the Employee’s taxable year ending with or within such Plan Year.

(iii)    A Participant’s Excess Aggregate Contributions and income allocable thereto shall be distributed to each Participant, if administratively feasible, not later than two and one-half (2½) months following the close of the Plan Year in which such Excess Aggregate Contributions were made, but in any event, no later than the last day of the Plan Year following the close of the Plan Year in which the Excess Aggregate Contributions were made. If such excess amounts are distributed more than two and one-half (2½) months following the close of the Plan Year in which such amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.

(d)    Distribution of Income Attributable to Excess Contributions. Distributions of Excess Contributions must be adjusted for income (gain or loss), including an adjustment for income for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Committee or its delegate will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Contributions occurred and prior to the distribution). The Committee or its delegate has the discretion to determine and allocate income using any of the methods set forth below:

(i)    Reasonable method of allocating income. The Committee or its delegate may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant’s Accounts. The Plan will not fail to use a reasonable method for computing the income allocable to Excess Contributions merely because the income allocable to Excess Contributions is determined on a date that is no more than seven (7) days before the distribution.

(ii)    Alternative method of allocating income. The Committee or its delegate may allocate income to Excess Contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Tax-Deferred Contributions, Roth Contributions and other amounts taken into account under the ADP test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(1)    Account balance attributable to Tax-Deferred Contributions, Roth Contributions and other amounts taken into account under the ADP test as of the beginning of the Plan Year, and

(2)    Any additional amount of such contributions made for the Plan Year.

(e)    Distribution of Income Attributable to Excess Aggregate Contributions. For purposes of determining and allocating gap period income attributable to Excess Aggregate Contributions, the Committee or its delegate has the discretion to use any of methods described above in Section 3.10(d), except that such Section shall be applied by substituting “Excess Contributions” with “Excess Aggregate Contributions” and by substituting amounts taken into account under the ACP test for amounts taken into account under the ADP test. The Committee or its delegate will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Aggregate Contributions occurred and prior to the distribution).

(f)    Income shall include all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains or losses from the sale of property, appreciation or depreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation or depreciation has been realized.

(g)    The Committee or its delegate shall not be liable to any Participant (or his or her Beneficiary, if applicable) for any losses caused by misestimating the amount of any Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions and income allocable to such excess.

(h)    Excess Contributions distributed under this Section 3.10 shall first be treated as distributions from the Participant’s Roth Contributions Account, if any. If there are not sufficient Roth Contributions for the Plan Year, any additional distributions will be made from the Participant’s Tax-Deferred Contributions Account, if any. To the extent such Excess Contributions exceed the amount of Roth Contributions and Tax-Deferred Contributions made by a Participant for the Plan Year, distributions shall be made from such Participant’s Regular Account, beginning with such Participant’s Voluntary Contributions for the Plan Year, if any. If there are not sufficient Voluntary Contributions for the Plan Year, any addition distributions will be made from the Participant’s Matching Contributions for the Plan Year. Excess Aggregate Contributions shall first be distributed from the Participant’s Voluntary Contributions for the Plan Year. If there are not sufficient Voluntary Contributions for the Plan Year, any additional distributions will be made from the Participant’s Matching Contributions for the Plan Year.

(i)    In any year where the Plan allows Voluntary Contributions, a Participant’s Excess Contributions may be recharacterized as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Tax-Deferred Contributions. Amounts may not be recharacterized by a Highly Compensated Employee, to the extent that such amount, in combination with other Voluntary Contributions made by that Employee, would exceed any stated limit under the Plan on Voluntary Contributions. Recharacterization must occur no later than two and one-half (2½) months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received such amounts in cash.

3.11    Correction Through Qualified Nonelective Contributions. Upon a determination that the ADP test failed for any Plan Year, the Committee or its delegate may elect to correct such failure by making Qualified Nonelective Contributions to the accounts of Non-Highly Compensated Employees. Such Qualified Nonelective Contributions, if made, will be contributed in a manner that fully complies with the requirements of Treasury Regulations Section 1.401(k)-2(a)(6)(iv). Qualified Nonelective Contributions made pursuant to this Section 3.11 remain subject to all applicable Plan limitations and the limitation imposed by Code Sections 401(a)(4), 402(g), and 415(c).

If a failed ADP test is to be corrected by making Qualified Nonelective Contributions, such corrective contributions made on behalf of any Non-Highly Compensated Employee will not exceed the targeted contribution limits set forth in Section 3.09(b)(i)(G), or in the case of a corrective contribution that is a Qualified Matching Contribution, the targeted contribution of Section 3.09(a)(ii)(F).

3.12    Duties of Funding Agent Regarding Contributions. The Funding Agent shall receive all contributions paid by the Employer in cash or other property acceptable to the Funding Agent and shall be accountable for all such contributions, but shall have no duty to collect or enforce payment to it of any contributions to the Fund, nor to determine or verify the accuracy thereof.

3.13    Investment Options and Designations.

(a)    All contributions shall be invested in such vehicles as directed by the Participant pursuant to the following provisions of this Plan. Each Participant shall have the right to elect from among one (1) or more separate and distinct investment vehicles designated, from time to time, by the Committee or its delegate, the percentage of his or her allocated contributions which he or she wishes to have invested in each vehicle.

Participants may change the election of an investment vehicle and/or the percentage to be allocated to each option for the investment of new contributions as well as change the allocation of his or her Accounts. Any Participant who fails to specify his or her choice of investment vehicle shall be deemed to have elected to contribute his or her allocated contribution in accordance with the current administrative policy of the Committee or its delegate.

Notwithstanding the foregoing, the Committee or its delegate in a uniform and nondiscriminatory manner may decline to implement, in full or in part, investment instructions submitted by a Participant for a transfer of amounts credited to his or her Accounts into or out of an investment vehicle in the event that the manager of such investment vehicle determines and communicates or has communicated to the Committee or its delegate that such transfers must be restricted to remedy trading activity, trading patterns, or trading practices in such investment vehicle that (i) are not in accordance with the applicable investment vehicle prospectus, (ii) may reasonably be characterized as excessive, (iii) may impose undue costs or administrative burdens on such investment vehicle, (iv) may adversely impact the performance of such investment vehicle, (v) may prevent such investment vehicle from operating in a manner consistent with its investment or administrative guidelines, or (vi) may prevent such investment vehicle from achieving its investment objectives.

(b)    The account balances in the Former ESOP Accounts shall remain invested primarily in Company Stock, provided that Participants are permitted to elect to diversify the manner in which their Former ESOP Accounts are invested at any time. The Committee or its delegate, at its discretion, must make available to the Participants at least three (3) investment options, other than Company Stock, to which Participants may direct the proceeds of divestment of Company Stock, each of which options is diversified and has materially different risk and return characteristics.

(i)    If a Participant elects to diversify the investment of his or her Former ESOP Account, the Committee or its delegate shall direct the Trustee to transfer the eligible portion of the Participant’s Former ESOP Account from such Account and invest it in accordance with the option selected by the Participant. Investment in the option selected by the Participant shall be made as soon as administratively feasible and no later than ninety (90) days after the option was selected.

(ii)    All voting and tender rights on Company Stock held in the Former ESOP Account of an Employee shall be exercised in accordance with the following provisions:

(A)    As soon as practicable before each annual or special shareholders’ meeting of the Employer, the Trustee shall furnish to each Employee with a Former ESOP Account as of the record date of such meeting a copy of the proxy solicitation material sent generally to shareholders, together with forms requesting confidential instructions on how the Company Stock allocated to such Employee’s Former ESOP Account (including fractional shares to 1/1000th of a share) are to be voted. The Employer and the Trustee shall cooperate to ensure that Employees receive the requisite information in a timely manner. The materials furnished to the Employees shall include a notice from the Committee that any allocated shares of Company Stock for which timely instructions are not received by the Trustee will be voted by the Trustee as directed by the Committee in its discretion. Upon timely receipt of such instructions, the Trustee (after combining votes of fractional shares to give effect to the greatest extent to Employees’ instructions) shall vote the Company Stock as instructed. If voting instructions for Company Stock allocated to any Employee’s Former ESOP Account are not timely received by the Trustee for a particular shareholder’s meeting, such shares shall be voted by the Trustee as directed by the Committee in its discretion. The instructions received by the Trustee from Employees shall be held by the Trustee in strict confidence and shall not be divulged or released to any person including directors, officers or employees of the Employer, or of any other company, except as otherwise required by law.

(B)    With respect to all corporate matters submitted to shareholders, all Company allocated to Employees’ Former ESOP Accounts shall be voted only in accordance with the directions of such Employees in their fiduciary capacity as given to the Trustee. Each Employee shall be entitled to direct the voting of Company Stock (including fractional shares to 1/1000th of a share) allocated to his Former ESOP Account. With respect to Company Stock allocated to the Former ESOP Account of a deceased Employee, such Employee’s Beneficiary, in its fiduciary capacity, shall be entitled to direct the voting with respect to such allocated Company Stock as if such Beneficiary were the Employee. If, however, voting instructions for Company Stock allocated to any Employee’s Former ESOP Account are not timely received by the Trustee for a particular shareholder’s meeting, such Company Stock shall be voted by the Trustee as directed by the Committee in its discretion.

(C)    Company Stock that is unallocated to any Employee’s Former ESOP Account shall be voted by the Trustee as directed by the Committee in its discretion.

(c)    In the event an offer shall be received by the Trustee (including a tender offer for Company stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934 or subject to Rule 13e-4 promulgated under that Act, as those provisions may from time to time be amended) to purchase or exchange any Company stock held by the Trustee, the Trustee will advise each Employee who has Company stock credited to his Former ESOP Account in writing of the terms of the offer as soon as practicable after its commencement and will furnish each Employee with a form by which he may instruct the Trustee confidentially whether or not to tender or exchange Company stock allocated to his Former ESOP Account and a proportionate share of any unallocated Company stock (including fractional shares to 1/1000th of a share). The materials furnished to the Employees shall include (i) a notice from the Trustee that, the Trustee will not tender or exchange any shares (allocated or unallocated) for which timely instructions are not received by the Trustee and (ii) such related documents as are prepared by any person and provided to the shareholders of the Company pursuant to the Securities Exchange Act of 1934. The Committee and the Trustee may also provide Employees with such other material concerning the tender or exchange offer as the Trustee or the Committee in its discretion determine to be appropriate.

(d)    The ESOP Trustee shall tender or not tender shares allocated to any Employee’s Former ESOP Account only as and to the extent instructed by the Employee. With respect to shares allocated to the Former ESOP Account of a deceased Employee, such Employee’s Beneficiary, shall be entitled to direct the Trustee whether or not to tender or exchange such shares as if such Beneficiary were the Employee. If tender or exchange instructions for shares allocated to any Employee’s Former ESOP Account are not timely received by the Trustee, the Trustee will treat non-receipt as a direction not to tender or exchange such Shares. The instructions received by the Trustee from Employees or Beneficiaries shall be held by the Trustee in strict confidence and shall not be divulged or released to any person, including directors, officers or employees of the Company or of any other company, except as otherwise required by law.

(e)    Each Employee who is entitled to direct the Trustee whether or not to tender or exchange Company stock allocated to his Former ESOP Account shall separately direct the Trustee with respect to the tender or exchange of a portion of the shares of Company stock that are unallocated to any Former ESOP Account. Such direction (treating non-receipt of directions as a direction not to tender or exchange) shall be with respect to such number of unallocated shares multiplied by a fraction, the numerator of which is the number of shares allocated to the Employee’s Former ESOP Account and the denominator of which is the total number of shares allocated to the Former ESOP Accounts of all Employees.

(f)    In the event, under the terms of a tender offer or otherwise, any shares tendered for sale, exchange or transfer pursuant to such offer may be withdrawn from such offer, the Trustee shall follow such instructions respecting the withdrawal of such securities from such offer from the Employees entitled under this Section to give instructions as to the sale, exchange or transfer of securities pursuant to such offer.

(g)    In the event that an offer for fewer than all of the Company stock held by the Trustee is received by the Trustee, each Employee who has been allocated any shares subject to such offer shall be entitled to direct the Trustee as to the acceptance or rejection of such offer with respect to the largest portion of such shares as may be possible given the total number or amount of shares the Trustee may sell, exchange or transfer pursuant to the offer based upon the instructions received by the Trustee from all other Employees who shall timely instruct the Trustee to sell, exchange or transfer such shares pursuant to such offer, each on a pro rata basis.

(h)    The Plan is intended to constitute a plan described in Section 404(c) of ERISA, and the regulations thereunder. As a result, with respect to elections described in the Plan and any other exercise of control by a Participant or his or her Beneficiary over assets in the Participant’s Accounts, such Participant or Beneficiary shall be solely responsible for such actions and neither the Trustee, the Board of Directors, the Committee or its delegate, the Employer, an Investment Manager nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Participant’s or Beneficiary’s exercise of control.

(i)    Participants may not elect to transfer any portion of their account balances from other investment options into the Former ESOP Account. The general types of investment options available to Participants are described in paragraph (a) of Section 3.13.

3.14    Participant Accounts.

(a)    Individual Accounts. The Committee or its delegate shall establish and maintain a Regular Account, a Tax-Deferred Contributions Account, a Roth Contributions Account and when applicable, a Voluntary Contributions Account, Former ESOP Account, Tax-Deferred Rollover Contributions Account, Roth Rollover Contributions Account, and In-Plan Roth Conversion Account in the name of each Participant.

(b)    Valuation of Accounts. The value of the Accounts invested in the investment vehicles shall be established on each business day by the Investment Manager, and investment gains and losses shall be allocated to such Accounts according to the investment elections of Participants.

(c)    Accounts in General. The Employer, the Funding Agent and the Committee or its delegate do not in any manner or to any extent whatever warrant, guarantee or represent that the value of any Participant’s Accounts will at any time equal or exceed the amount previously allocated thereto and, except as provided in ERISA, shall not be liable or responsible for any inadequacy of the Fund to meet and discharge any or all payments and liabilities under the Plan.

3.15    In-Plan Roth Transfers . A Participant (or Beneficiary or alternate payee, if applicable) may elect a transfer of vested Tax-Deferred Contributions, Employer Contributions, Tax-Deferred Rollover Contributions Account, and Voluntary Contributions, in each case that are not Roth Contributions, and convert such amounts to Roth status by means of an In-Plan Roth conversion transfer pursuant to Code Section 402A(c)(4), to be held in the In-Plan Roth Conversion Account, subject to the following:

(a)    Notwithstanding anything herein to the contrary, if any portion of a Participant’s Account is subject to an outstanding loan pursuant to Section 7.04, such Account is not eligible for In-Plan Roth conversion under this Section 3.15.

(b)    A Participant may elect the transfer of any vested amount designated by the Participant from the Participant’s Tax-Deferred Contributions Account and/or Employer Contribution to an In-Plan Roth Conversion Account. Amounts shall not be distributed from an In-Plan Roth Conversion Account except as would be permitted for Tax-Deferred Contributions.

(c)     A Participant may elect the transfer of any vested amount designated by the Participant from the Participant’s Tax-Deferred Rollover Contributions Account to an In-Plan Roth Conversion Account. Amounts shall not be distributed from an In-Plan Roth Conversion Account except as would be permitted for Tax-Deferred Rollover Contributions.

(d)    A Participant may elect transfer of any amount designated by the Participant from the Participant’s Voluntary Contributions Account to an In-Plan Roth Conversion Account. Amounts shall not be distributed from an In-Plan Roth Conversion Account except as would be permitted from the Participant’s Voluntary Account.

(e)    Following the death of the Participant, each of his or her spousal Beneficiaries shall have the right to elect any of the transfers described above with respect to the Participant’s Accounts held on behalf of the Beneficiary. A spousal “alternate payee” pursuant to the terms of a qualified domestic relations order shall have the right to elect any of the transfers described above with respect to the Participant’s Accounts held on behalf of the spousal alternate payee after the order is determined to be qualified.

(f)    All elections under this Section 3.15 shall be filed with the Committee or its delegate in such a form and manner as prescribed by the Committee or its delegate.

(g)    Because no income tax withholding will occur with respect to the taxable income resulting from the in-Plan Roth transfers and amounts held in the In-Plan Roth Conversion Account, the Participant (or Beneficiary or alternate payee, if applicable) shall be responsible for payment of all income taxes due.

3.16    Leveraged ESOP Provisions

(a)    Acquisition Loans. The Employer or the Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan. For purposes of this Section, “Acquisition Loan” shall mean a loan or other extension of credit described in Code Section 4975(d)(3) which is used to finance the purchase of stock by the Trustee or any refinancing thereof. Any Acquisition Loan shall meet the requirements of Section 54.4975-7(b) of the Treasury Regulations and shall be primarily for the benefit of Participants and their Beneficiaries. Accordingly, at the time any Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of the Leveraged Shares to be acquired shall not be such that Plan assets might be drained off. The proceeds of any Acquisition Loan shall be used within a reasonable time only to finance the acquisition of Leveraged Shares or to repay a prior Acquisition Loan, and the use of such proceeds shall in all events comply with Section 54.4975-7(b)(4) of the Treasury Regulations. For purposes of this Section, “Leveraged Shares” shall mean shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan. pursuant to Section 4.2. Except as required by Code Section 409(h) and by Treasury Regulation Sections 54.4975-7(b)(9), (10), or as otherwise required by applicable law, no Leveraged Shares may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan, within the meaning of Code Section 4975(e)(7), at that time. Any Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default. In the event of default under an Acquisition Loan, the value of Trust assets transferred in satisfaction of any Acquisition Loan shall not exceed the amount of the default. If the lender is a “disqualified person” within the meaning of Section 4975(e)(2) of the Code or “party in interest” within the meaning of Section 3(14) of ERISA, a transfer of Trust assets upon default shall be made only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan. Any Acquisition Loan may be secured by collateral pledge of the Leveraged Shares so acquired. No other Trust assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust assets other than any Leveraged Shares remaining subject to pledge. Any pledge of Leveraged Shares must provide for the release of shares so pledged on a pro rata basis as principal and interest on the Acquisition Loan is repaid by the ESOP Trustee and such Leveraged Shares are allocated to Participants’ Accounts as provided under Section 4.3. Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee (as directed by the Employer) only from Contributions paid in cash to enable the Trustee to repay such Acquisition Loan, from earnings attributable to such contributions, from any collateral given for the Acquisition Loan, and from any cash dividends paid on Stock acquired with the proceeds of the Acquisition Loan (whether or not allocated to the Participants’ Accounts). The terms of any Acquisition Loan, and the repayment of principal and interest thereon, shall in all events comply with Section 54.4975-7(b)(5) of the Treasury Regulations. In acquiring Leveraged Shares, the ESOP Trustee shall pay no more than “adequate consideration” (as defined in Section 3(18) of ERISA).

3.17    Release of Stock From Loan Suspense Account.

(a)    For each Plan Year during which there are Leveraged Shares in the Loan Suspense Account, the Employer shall make contributions in an amount sufficient to enable the Trustee to pay any currently maturing obligation under an Acquisition Loan, without regard to the accumulated earnings and profits of the Employer. For purposes of this Section, “Loan Suspense Account” shall mean the account under which Leveraged Shares are held until released for allocation pursuant to Section 4.3.

(b)    Any Leveraged Shares shall initially be credited to the Loan Suspense Account and shall be allocated to Participants’ Accounts only as payments of principal and interest on the Acquisition Loan used to purchase such Leveraged Shares are made by the ESOP Trustee. The number of Leveraged Shares to be released from the Loan Suspense Account as soon as practicable following any amortization of an Acquisition Loan shall equal the number of Leveraged Shares in the Loan Suspense Account immediately before release multiplied by a fraction. The numerator of the fraction shall be the amount of Contributions and any dividends on Stock which are applied to the payment of principal and interest on the Acquisition Loan during the applicable period. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid for all future periods over the duration of the Acquisition Loan repayment period. For purposes of computing the denominator of the fraction referred to above, if the interest rate on the Acquisition Loan is variable, the interest to be paid in subsequent periods shall be calculated by assuming that the interest rate in effect as of the date of amortization and release from the Loan Suspense Account will be the interest rate in effect for the remainder of the term of the Acquisition Loan. Notwithstanding the foregoing, in the event such Acquisition Loan shall be repaid with the proceeds of a subsequent Acquisition Loan (“Substitute Loan”), such repayment shall not operate to release all such Shares from the Loan Suspense Account, but, rather, such release shall be effected pursuant to the foregoing provisions of this Section on the basis of payments of principal and interest on such Substitute Loan.

(c)    If permitted by the Employer pursuant to a one-time irrevocable designation (which shall be made, if at all, upon the making of an

Acquisition Loan) by the Board of Directors, then, in lieu of applying the foregoing provisions with respect to an Acquisition Loan, Shares shall be released from the Loan Suspense Account as the principal amount of such Acquisition Loan is repaid (without regard to interest payments) provided the following three conditions are satisfied:

(i)    The Acquisition Loan shall provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(ii)    The interest portion of any payment shall be disregarded only to the extent it would be treated as interest under standard loan amortization tables; and

(iii)    If the Acquisition Loan is renewed, extended or refinanced, the sum of the expired duration of the Acquisition Loan and the renewal, extension or new Acquisition Loan shall not exceed ten (10) years.

(d)    If at any time there is more than one (1) Acquisition Loan outstanding, then separate accounts shall be established under the Loan Suspense Account for each such Acquisition Loan. Each Acquisition Loan for which a separate account is maintained shall be treated separately for purposes of the provisions governing the release of Shares from the Loan Suspense Account under this Section.

(e)    As soon as practicable following the release of Leveraged Shares from the Loan Suspense Account as a result of a loan amortization payment, a portion of the total number of Shares so released shall be allocated to Participants’ Former ESOP Accounts based on the amounts of any dividends on Stock used to make the loan amortization payment. The portion so released shall be separately calculated with respect to (i) cash dividends on Stock held in Participants’ Accounts (the “Allocated Dividends”) and (ii) dividends on Stock held in the Loan Suspense Account (the “Unallocated Dividends”). Stock released for the benefit of Participants who would have otherwise been credited with the value of Allocated Dividends shall have a fair market value not less than the amount of such Allocated Dividends. The allocation of the value of Stock released shall be allocated in the same proportion that the value of Allocated Dividends used for payment of the Acquisition Loan would have been allocated.

(f)    As soon as practicable following each Plan Year, all Leveraged Shares that have been released from the Loan Suspense Account as a result of loan amortization payments made during such ESOP Allocation Period that have not and will not be allocated pursuant to Subsection (e) shall be allocated to the Former ESOP Account of each person who is credited with at least 1000 Hours of Service during the Plan Year and who is a Participant on the last day of the applicable period, an amount equal to that portion of the total allocable amount that the Participant’s Compensation during the period bears to the total Compensation of all such Participants during the period.

3.18    Dividends on Company Stock.

(a)    All cash dividends on Company stock allocated to Employees Former ESOP Accounts may, as determined by the Committee, be used in whole or in part, consistent with Section 404(k) of the Code, to (1) make principal or interest payments on an Acquisition Loan, or (2) be made subject to the election of the Employees or, if applicable, their Beneficiaries (“Participant’s Election”). Where the Committee determines that dividends shall be subject to the Participant’s Election, the dividends shall be paid to the Plan and reinvested in Company stock, except for dividends allocated to any Employee or, if applicable, Beneficiary who elects that such dividends shall be distributed by the Plan in cash. Such Participant’s Election shall be made in a manner prescribed by the Committee (which may include a designation through electronic media in accordance with the provisions of the Plan).

(b)    An Employee or Beneficiary may make or change his Participant’s Election at any time between January 1 and February 15, inclusive, of each Plan Year. If an Employee or Beneficiary does not timely and affirmatively make a Participant’s Election to receive dividends in cash by February 15 of such Plan Year, dividends paid to the Plan during such Plan Year and allocated to such Employee or Beneficiary shall be reinvested in Company stock. Notwithstanding the preceding sentence, with respect to any Employee or Beneficiary, if such person had a Participant’s Election to receive dividends in cash that was effective for the immediately preceding Plan Year in which a Participant’s Election was available, such Participant’s Election shall continue to be effective for the current Plan Year unless such person timely and affirmatively makes a Participant’s Election to reinvest dividends in Company stock for the current Plan Year. After February 15 of each Plan Year, the Participant’s Election (including a failure to make an affirmative election or change a previously-made election) shall become irrevocable for the remainder of such Plan Year.

(c)    If an Employee or Beneficiary makes a Participant’s Election to receive a distribution of dividends in cash, such distribution shall be made to such Employee or Beneficiary no later than ninety (90) days after the close of the Plan Year in which the dividend is paid to the Plan. Notwithstanding any other provision of this Plan, an Employee or Beneficiary shall be fully vested in any dividend subject to a Participant’s Election, regardless of whether the Employee or Beneficiary elects a cash distribution or reinvestment with respect to such dividend.

(d)    The Committee may determine how such dividends may be applied for any Plan Year up to the time when such dividends are finally allocated to the Accounts of Employees as of the last day of the Plan Year. Such dividends may not be used for payment of an Acquisition Loan unless Company stock released for the benefit of Employees who would have otherwise been credited with the value of such dividends has a fair market value not less than the amount of such dividends which would have been otherwise allocated for the benefit of the Employee for the Plan Year. The allocation of the value of Company stock released pursuant to this Section shall be allocated to Employees in the same proportion that the value of dividends used for payment of the Acquisition Loan would have been allocated for the benefit of such Employees. All cash dividends on Leveraged Shares that are not allocated to any Employee’s Former ESOP Account shall be used to repay an Acquisition Loan related to such shares and the Leverage Shares released from the Loan Suspense Account due to such repayment shall be allocated as described herein.

ARTICLE IV
MAXIMUM CONTRIBUTIONS AND BENEFIT LIMITATIONS

4.01     Limitation on Annual Additions. Notwithstanding any other provisions of the Plan, and except to the extent permitted under Code Section 414(v) and Section 3.03(b) of the Plan (in regard to catch-up contributions), the total Annual Additions under this Plan and any other defined contribution plan, as defined in Code Section 414(i), maintained by the Employer or any Affiliated Employer, to a Participant’s Accounts for any limitation year shall not exceed the lesser of:

(a)    $72,000 (for 2026), as adjusted for increases in the cost-of-living under Code Section 415(d); or

(b)    One hundred percent (100%) of the Participant’s Compensation, within the meaning of Code Section 415(c)(3) for the limitation year.

4.02    Excess Annual Additions. Any Annual Additions which exceed the limit of Section 4.01 shall be held in an unallocated account or distributed to the Participant in accordance with Revenue Procedure 2024-80 or any superseding guidance. Notwithstanding any other provision in the Plan to the contrary, the final Treasury Regulations under Code Section 415, printed in the Federal Register on April 5, 2007, are hereby incorporated by reference and supersede any inconsistent provision of the Plan. Accordingly, no Annual Additions credited to a Participant’s Account shall exceed the limitations set forth in Code Section 415(c).

4.03    “Annual Additions” Defined.

(a)    The term “Annual Addition” means, with respect to each Participant for the Plan Year, the aggregate of:

(i)    Contributions made by the Employer (including Tax-Deferred Contributions and Roth Contributions) and forfeitures (except as otherwise specified in Code Section 415(c)(6) for an employee stock ownership plan that satisfies certain nondiscrimination requirements) allocated to the Participant’s Accounts under this Plan and any other defined contribution plan, as defined in Code Section 414(i), maintained by the Employer or an Affiliated or Non-Affiliated Employer for the Plan Year;

(ii)    Voluntary Contributions, if any, for the Plan Year;

(iii)    Excess Contributions and Excess Aggregate Contributions, as those terms are defined under Section 3.10(a), for such year which are distributed in accordance with Section 3.10; and

(iv)    Contributions allocated on the Employee’s behalf to any individual medical account as defined in Code Section 415(l)(2) which is part of a pension or annuity plan or which are attributable to post-retirement medical benefits under a welfare benefit fund as defined in Code Section 419(e).

(b)    The term “Annual Additions” shall not include:

(i)    Amounts from a direct transfer of a benefit or employee contributions from a qualified plan to this Plan;

(ii)    Rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16));

(iii)    Repayments of loans made to a Participant from the Plan;

(iv)    Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments; or

(v)    Restorative payments;

(A)    The term “restorative payments” means a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court‑approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(vi)    A Participant’s repayment of a Qualified Birth or Adoption Distribution;

(vii)    A Participant’s repayment of a Domestic Abuse Victim Distribution;

(viii)    A Participant’s repayment of an Emergency Personal Expense Distribution;

(ix)    A Participant’s repayment of a Qualified Disaster Recovery Distribution; or

(x)    A Participant’s repayment of a Terminal Illness Distribution.

4.04    Aggregation and Disaggregation of Plans. For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a Predecessor Employer) under which the Participant receives Annual Additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Section 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax‑exempt organizations under Regulation Section 1.414(c)‑5, as modified by Regulation Section 1.415(a)-1(f)(1).

(a)    Break‑up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation, was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)‑1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)‑ 1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(b)    Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Treasury Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a Participant for the limitation year merely because they are aggregated later in that limitation year, provided that no Annual Additions are credited to the Participant's Accounts after the date on which the plans are required to be aggregated.

ARTICLE V
TOP HEAVY PROVISIONS
5.01    Top Heavy Provisions. The following provisions shall be interpreted in accordance with Code Section 416 and the regulations thereunder:

(a)    Definitions. For purposes of this Article V, the following terms shall have the meanings set forth below:

(i)    “Determination Date” means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

(ii)    “Key Employee” means any Employee who, during the Plan Year containing the Determination Date, is:

(A)    A 5% Owner of the Employer;

(B)    A 1% owner of the Employer who has Code Section 415 Compensation above $150,000; or

(C)    An officer of the Employer having Code Section 415 Compensation greater than $235,000 (as adjusted under Code Section 416(i)(1)(A)), provided that no more than the lesser of:
(1)    Fifty (50) Employees; or

(2)    The greater of three (3) Employees or ten percent (10%) of the Employer’s Employees shall be treated as officers.

(iii)    “Non-Key Employee” shall mean each Employee who is not a Key Employee.

(b)    Top Heavy Definition. The Plan shall be ‘Top Heavy’ for any Plan Year if, as of the Determination Date, the ‘top heavy ratio’ exceeds sixty percent (60%). The top-heavy ratio is the sum of the Regular Accounts, Voluntary Contributions Accounts, if any, Roth Contribution Accounts and Tax-Deferred Contributions Accounts for all Employees who are Key Employees divided by the sum of the Regular Accounts, Voluntary Contributions Accounts, if any, Roth Contribution Accounts and Tax-Deferred Contributions Accounts for all Employees. For purposes of this calculation only, the following rules shall apply:

(i)    The present values of the accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than Severance from Employment, death, or Total and

Permanent Disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)    Employees not performing services during year ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

(iii)    The required aggregation group shall consist of any plans (including terminated plans where required by Code Section 416(g)(3)) qualified under Code Section 401(a) in which a Key Employee participates or which enables this Plan to meet the requirements of Code Sections 401(a)(4) or 410.

(iv)    The permissive aggregation group shall consist of the required aggregation group plus any other plan to the extent that such plan, when so aggregated, continues to meet the requirements of Code Sections 401(a)(4) and 410.

(v)    Unless the Plan qualifies under an exception as described in Code Section 416(h)(2), “1.0” shall be substituted for “1.25” in the definitions of Defined Benefit Plan fraction and Defined Contribution Plan fraction contained in this Plan.

(vi)    Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is Top Heavy (within the meaning of Code Section 416(g)), the accrued benefit of an Employee other than a Key Employee (within the meaning of Code Section 416(g)) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliated Employers, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of Code Section 411(b)(l)(C).

(c)    Minimum Contribution Requirement.

(i)    If the Employer does not maintain a qualified defined benefit retirement plan, or does maintain such a plan but each Non-Key Employee does not accrue the minimum benefit thereunder required by Code Section 416, the Employer Contributions, if any, for any such Plan Year shall be allocated on the basis of each Participant’s Code Section 415 Compensation in such manner as may be prescribed by the Code or any pertinent regulations promulgated thereunder as will result in each Non-Key Employee receiving an allocation hereunder of the amount which, when added to the amount allocated to his or her Regular Account or any amount allocated pursuant to Code Section 401(k) under this or any other qualified defined contribution retirement plan maintained by the Employer for such Year, will at least equal the lesser of:

(A)    Three percent (3%) of his or her Code Section 415 Compensation;

(B)    The highest percentage computed by dividing the amount of the Employer Contributions so allocated to each Key Employee’s Accounts (including amounts contributed as the result of a salary reduction agreement) by his or her Code Section 415 Compensation; or

(B)    The amount otherwise required after any credit against or reduction of the minimum amounts described in clauses (A) or (B) allowable for benefits accrued under any such defined benefit plan.

Non-Key Employees entitled to the minimum percentage contribution set forth in clause (A) or (B) shall also include Participants who have not incurred a Break in Service at the end of the Plan Year and Eligible Employees who declined to make Tax-Deferred Contributions and Roth Contributions to the Plan but must be considered as Participants to satisfy the coverage requirements of Code Section 410(b) in accordance with Code Section 401(a)(5) even if such Participants or Eligible Employees have earned less than one thousand (1,000) Hours of Service and regardless of their level of Compensation. However, if the Employer maintains any other qualified defined benefit retirement plan and this Plan is aggregated therewith for purposes of meeting the requirements of Code Sections 401(a)(4) or 410, the minimum amount described in clause (B) shall not be applicable. Further, if the Employer maintains any other qualified defined benefit plan for purposes of providing the additional benefits permissible by Code Section 415, and each Non-Key Employee does not accrue the minimum benefit thereunder required by Code Section 416, then the percentage set forth in clause (A) hereinabove shall be deemed to be five percent (5%).

(ii)    Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the ACP test (as defined under Section 3.09(a)) and other requirements of Code Section 401(m).

(iii)    The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met).

(d)    Top Heavy Vesting. If this Plan is determined to be Top Heavy in any Plan Year, the vesting schedule specified in Section 6.01 of the Plan shall continue to apply.

ARTICLE VI
VESTING

6.01    Vesting. The interest of each Participant in his or her Tax-Deferred Contributions Account, Roth Contributions Account, Voluntary Contributions Account, Tax-Deferred Rollover Contributions Account, Roth Rollover Contributions Account, and In-Plan Roth Conversion Account, shall be, at all times, one hundred percent (100%) vested and nonforfeitable. The interest of each Participant in his or her Regular Account and Former ESOP Account shall vest as follows:

Years of Vesting Service	Vested Percentage
Less than 2 years	0%
2 or more years	100%

(a)    If a Participant incurs a Period of Severance of sixty (60) consecutive months or more before he or she has a vested interest, his or her Years of Vesting Service completed prior to such Period of Severance shall be taken into account if, and only if, the Period of Severance following his or her Severance from Employment is less than the Participant’s Period of Service completed prior to his or her Severance from Employment.

(b)    If a Participant incurs a Severance from Employment which is followed by a Period of Severance of sixty (60) consecutive months or more and he or she subsequently has a Reemployment Commencement Date, no Year of Vesting Service after such Period of Severance shall be taken into account in determining the vested percentage in a Participants Regular Account and Former ESOP Account accrued up to his or her Severance from Employment.

(c)    For purposes of determining the vested percentage of a Participant who was formerly employed by an Acquired Employer, Years of Vesting Service shall include the Employee’s Period of Service with the Acquired Employer; provided, however, that an Employee’s Period of Service with an entity that was formerly an Acquired Entity on and after the date the entity ceases to be an Affiliated Employer shall not be included in such Participant’s Years of Vesting Service for purposes of determining the Participant’s vested percentage.

(d)    A Participant shall become one hundred percent (100%) vested in his or her Regular Account and Former ESOP Account upon death, Total and Permanent Disability, or attaining Normal Retirement Age before a Severance of Employment. If a Participant is hired or rehired after attaining his or her Normal Retirement Age, his or her Account shall be one hundred percent (100%) vested.

If the Plan should ever be amended to change the vesting schedule thereunder, then each Participant’s vested percentage in his or her Regular Account or Former ESOP Account as of the later of the date such amendment is adopted or the date it becomes effective, shall be, at any time, not less than his or her vested percentage computed under the Plan without regard to such amendment.

6.02    Forfeitures.

(a)    The non-vested portion of a Participant’s Account shall be forfeited on or following the earlier of:

(i)    The date as of which the Participant receives a distribution of the vested portion of his or her Account on account of his or her termination of employment; or

(ii)    The date which is the close of a Period of Severance of sixty (60) consecutive months.

For the purposes of this Section 6.02, if a Participant is zero percent (0%) vested in his or her Regular Account, the Participant shall be deemed to have received a distribution of the vested portion of his or her Account. If such Participant resumes employment with the Employer before the close of a Period of Severance of sixty (60) consecutive months, the amount forfeited shall be restored to the Participant’s Account.

(b)    Forfeitures shall first be applied to reduce Plan expenses, and the remainder, if any, shall be applied to reduce Employer Contributions and shall be allocated as provided pursuant to Sections 3.01 and 3.02.

(c)    If a Participant receives a total distribution of his or her Accounts and is reemployed before the close of a Period of Severance of sixty (60) consecutive months, any amounts forfeited shall be reinstated (unadjusted for any gains or losses occurring after such forfeitures) to his or her Regular Account within a reasonable time after such Participant repays the amount of any distribution he or she may have received pursuant to Sections 7.08 or 7.09. Such repayment must be made before the earlier of the date which is five (5) years after the date on which the Participant is subsequently reemployed by the Employer or the date which is the close of a Period of Severance of sixty (60) consecutive months commencing after a distribution or withdrawal. If a Participant does not receive a total distribution of his or her Accounts, the amount forfeited shall be reinstated if the Participant is reemployed whether or not the Participant repays the amount of distribution he or she may have received.

ARTICLE VII
DISTRIBUTIONS

7.01    Spousal Consent. The Plan shall not require spousal consent for distributions or loans paid to Participants, unless otherwise required pursuant to Section 2.07.

7.02    Age 59 ½ In-Service Withdrawals. If a Participant has attained age fifty-nine and one-half (59½), all amounts that have been allocated to the Participant’s Accounts may be withdrawn by the Participant upon request to the Committee on approved forms subject to the restrictions set forth below:

(a)    Other Rights and Restrictions.

(i)    Former ESOP Account. In addition to any rights granted to former ESOP Participants in Section 3.13(b), a Participant may elect to withdraw a contribution made to the Former ESOP Account portion of his or her Regular Account in the fifth (5th) Plan Year following the Plan Year for which the contribution was made. The election shall occur in the fifth (5th) Plan Year following the Plan Year for which the contribution was made and shall be made on a written form prescribed or approved by the Committee no later than thirty (30) days prior to the end of the fifth (5th) Plan Year following the Plan Year for which the Contribution was made. Distribution shall occur as soon as practicable following the end of the fifth (5th) Plan Year. The Valuation Date of the benefits attributed to the contribution shall be the last day of the fifth (5th) Plan Year.

As an alternative to withdrawal, a Participant may also elect to cash out the shares of Company Stock. The funds received as a result of the cash-out will be transferred out of the Former ESOP Account sub-account of the Regular Account and may be reinvested in any other investment option available under the Plan. The benefits which are not withdrawn or cashed out shall be retained in the Participant’s Former ESOP Account. The benefits which are not withdrawn or cashed out shall be retained in the Participant’s Former ESOP Account.

(ii)    Regular Account, Tax-Deferred Contributions Account, Roth Contributions Account and/or In-Plan Roth Conversion Account. A Participant may withdraw amounts from the Participant’s Regular Account, Tax-Deferred Contributions Account, Roth Contributions Account and/or In-Plan Roth Conversion Account prior to termination only if the Participant has attained age fifty-nine and one-half (59½) and no more than one (1) time per any given ninety (90) day period. The minimum amount of each withdrawal shall be at least five hundred dollars ($500). No more than four (4) withdrawals can be made each Plan Year.

(iii)    Voluntary Contributions Account, Tax-Deferred Rollover Contributions Account and/or Roth Rollover Contributions Account. A Participant may make in-service withdrawals from his or her Voluntary Contributions Account, Tax-Deferred Rollover Contributions Account and/or Roth Rollover Contributions Account at any time (i.e., both before and after attaining age fifty-nine and one-half (59½)), and no more than one (1) time per any given ninety (90) day period. The minimum amount of each withdrawal shall be at least five hundred dollars ($500). No more than four (4) withdrawals may be made each Plan Year.

(b)    Suspension of Distributions. Notwithstanding any other provision of the Plan, the payment of benefits hereunder to a former Participant who returns to the employ of the Employer after incurring a Break in Service shall be suspended for the period until such reemployment.

7.03    Hardship Distribution. A Participant may take a distribution in an amount not to exceed the value of his or her Tax-Deferred Contributions Account, Roth Contributions Account, Voluntary Contributions Account, In-Plan Roth Conversion Account, Tax-Deferred Rollover Contributions Account, Roth Rollover Contributions Account, and Employer Contributions (excluding Former ESOP Account), as applicable and including earnings, as of the date immediately preceding the date of the Participant’s accepted application for hardship withdrawal, on account of hardship if the distribution is necessary in light of immediate and heavy financial need of such Participant, determined in accordance with Code Section 401(k)(2)(B)(i)(IV) and regulations issued thereunder. In no event shall such distribution include any Employer Contributions which was recharacterized or eligible to be recharacterized to enable the Plan to meet the requirements of the ADP test in Section 3.09(b). Hardship distributions will not be treated as necessary to satisfy an immediate and heavy financial need of an Employee to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant.

(a)    In order to receive a distribution under this Section 7.03, a Participant shall be required to submit their request and appropriate supporting documentation to the Committee or its delegate. The Committee or its delegate shall be entitled to rely on the truthfulness of facts and documents set forth by the Participant in this submission without the need for independent certification unless the Committee or its delegate has knowledge to the contrary.

(b)    The Committee or its delegate shall deem a distribution to be necessary if all of the following requirements are satisfied:

(i)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including the amount necessary to pay income taxes or penalties resulting from the distribution;

(ii)    The Participant has obtained all distributions, other than hardship distributions and loans, currently available under all plans maintained by the Employer; and

(iii)    Unless otherwise allowed by the appropriate income tax regulations, a distribution under the Plan is hereby deemed to be on account of an immediate and heavy financial need of an Employee if the distribution is for one of the following or any other item permitted under Treasury Regulation Section 1.401(k)-1(d)(3)(iii)(B):

(A)    Expenses for (or necessary to obtain) medical care for the Employee, the Employee’s Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)    Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments);

(C)    Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Employee, the Employee’s Spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B));

(D)    Payments necessary to prevent the eviction of the Employee from the Employee’s principal residence or foreclosure on the mortgage on that residence;

(E)    Payments for burial or funeral expenses for the Employee’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B));

(F)    Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h) or whether the loss exceeds 10% of adjusted gross income); or

(G)    Expenses and losses (including loss of income) incurred by the Employee on account of a disaster declared by the Federal Emergency Management Agency (FEMA), provided that the Employee’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(c)    A Participant will only be allowed to request a maximum of two (2) withdrawals under this Section 7.03 every three hundred and sixty-five (365) days and must be for an amount not less than $500.00.

(d)    A Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Treasury Regulation Section

1.401(k)‑1(d)(3)(iii)(B), includes an immediate and heavy financial need of the individual named as the Participant’s primary Beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant’s Spouse or dependent as defined under Code Section 152 (such hardship events being limited to educational expenses, funeral expenses and certain medical expenses).

(e)    Only Participants who are actively employed shall be permitted to take hardship withdrawals under this Section 7.03.

7.04    Loans. The Plan will permit Participant loans if, and to the extent, the Committee or its delegate adopts a “Loan Policy,” and sets forth such policy in a separate written document.

7.05    Benefits Upon Severance From Employment.

(a)    Distribution of a Participant’s Accounts payable on account of a Participant attaining Normal Retirement Age or Severance of Employment will be made or commenced as soon as administratively feasible; provided, however, that if the Participant fails to consent to an immediate distribution, failure to so consent shall be construed as an election to defer distribution until the later of the Normal Retirement Age or the Participant’s Required Beginning Date (in accordance with Section 7.07).

(b)    Distribution of a Participant’s Accounts payable on account of Participant’s Total and Permanent Disability will be made or commenced as soon as administratively feasible.

(c)    Distribution of a Participant’s Accounts payable on account of the death will be made or commenced as soon as administratively feasible following the death of the Participant. In the event of the Participant’s death, the Committee or its delegate shall permit the Beneficiary to select the method of distributing the Participant’s benefits if the Participant does not file a written direction with the Committee or its delegate prior to his or her death.

(d)    Notwithstanding anything in the above to the contrary and absent a Participant election to the contrary, payment of benefits shall commence no later than sixty (60) days following the latest of the close of the Plan Year in which:

(i)    The Participant reaches Normal Retirement Age; or

(ii)    The Participant incurs a Severance of Employment.

7.06    Forms of Payment.

(a)    Lump Sum Distribution. Subject to Subsections (b) and (c) below, distributions from the Plan will be limited to cash payments in the form of a lump sum of the Participant’s entire vested balance in his or her Accounts.

(b)    In-Kind Distribution – Company Stock. Notwithstanding Subsection (a) above, any amounts representing Company Stock shall, at the option of the Participant, be distributable to the extent available in full shares of Company Stock. If a cash dividend on Company Stock is declared on or before a distribution of such Company Stock but before the cash dividend is received by the Trustee, the Participant’s share of such cash dividend will be distributed to the Participant (without regard to his or her election) upon the next regularly scheduled processing of distributions in accordance with Section 7.10. If a stock dividend, split or other recapitalization of Company Stock (hereinafter referred to as a ‘stock dividend’) is payable to shareholders of record on or before a distribution of such stock, but before the stock dividend is received by the Trustee, the Participant’s share of such stock dividend will be distributed to the Participant as soon as reasonably practicable after it is received by the Trustee.

(c)    Installment Payments. A Participant who has incurred a Severance of Employment and has reached at least age 55 (whether such age is reached before or after the Severance of Employment) may (in lieu of the form of distribution provided in Subsections (a) and (b) above) elect distribution in the form of a systematic withdrawal plan (sometimes referred to as installment payments). The Participant shall elect the number of payments to be made in the systematic withdrawal plan, and may thereafter elect to accelerate or decelerate payments, stop payments or receive a lump sum of the Participant’s remaining Account, provided that such payments must at all times satisfy the requirements of Section 7.07 and Code Section 401(a)(9). A Beneficiary of a deceased Participant who was entitled to elect a systematic withdrawal plan or an Alternate Payee with respect to a Participant who is entitled to elect a systematic withdrawal plan may elect a systematic withdrawal plan to the same extent as available to the Participant, provided that the requirements of Section 7.07 and Code Section 401(a)(9) are satisfies for such Beneficiary or Alternate Payee.

7.07    Required Minimum Distributions. The requirements of this Section 7.07 will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 7.07 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(a)    Time and Manner of Distribution.

(i)    Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)    Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed no later than as follows:

(A)    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then, except as otherwise provided, distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained: (i) age 73 on or after January 1, 2023; (ii) age 72 before January 1, 2023; or (iii) age 70½ prior to January 1, 2020, if later.

(B)    If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then, except as otherwise provided, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)    If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant’s death.

(D)    If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 7.07(a)(ii), other than Section 7.07(a)(ii)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 7.07(a)(ii) and Section 7.07(d), unless Section 7.07(a)(ii)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 7.01(a)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under this provision. If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under this provision), the date distributions are considered to begin is the date distributions actually commence.

(iii)    Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Section 7.07(b) and (c). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(b)    Required Minimum Distributions During Participant’s Lifetime.

(i)    Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)    The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B)    If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthday in the distribution calendar year.

(ii)    Lifetime Required Minimum Distributions Continue Through the Year of Participant’s Death. Required minimum distributions will be determined under this Section 7.07(b) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(c)    Required Minimum Distributions After Participant’s Death.

(i)    Notwithstanding the foregoing, if a Participant dies, the following provisions shall apply:

(A)    If the Participant’s Beneficiary is a Designated Beneficiary but not an Eligible Designated Beneficiary, the Participant’s Account Balance shall be distributed pursuant to the 10-Year Method.

(B)    If the Participant’s Beneficiary is not a Designated Beneficiary or an Eligible Designated Beneficiary and the Participant died before his or her Required Beginning Date, the Participant’s Account Balance shall be distributed pursuant to the 5-Year Method; provided, however, that if the Participant died on or after his or her Required Beginning date, then the beneficiary must receive annual payments based on the Participant’s remaining Life Expectancy.

(C)    If the Participant’s Eligible Designated Beneficiary is the Participant’s surviving Spouse, the surviving Spouse may elect to have the Participant’s Account Balance distributed pursuant to the Life Expectancy Method or the 10-Year Method; provided, however, that if the surviving Spouse fails to timely make an election, the Participant’s Account Balance may be paid under the Life Expectancy Method in accordance with administrative procedures.

(D)    If the Participant’s Eligible Designated Beneficiary is not the Participant’s surviving Spouse, the Eligible Designated Beneficiary may elect to have the Participant’s Account Balance distributed pursuant to the Life Expectancy Method or the 10-Year Method; provided, however, that if the Eligible Designated Beneficiary fails to timely make an election, the Participant’s Account Balance may be paid under the 10-Year Method in accordance with administrative procedures. Notwithstanding the foregoing, in the case of an Eligible Designated Beneficiary who is a minor child of the Participant, the Account Balance shall be distributed no later than the end of the tenth year after the Beneficiary reaches the age of majority.

(E)    If the Participant’s Eligible Designated Beneficiary qualifies as a ‘look-through’ trust (as determined in accordance with administrative procedures) and the sole beneficiary of the trust is an Eligible Designated Beneficiary, the Eligible Designated Beneficiary may elect to have the Participant’s Account Balance distributed pursuant to the Life Expectancy Method or the 10-Year Method; provided, however, that if the Eligible Designated Beneficiary fails to timely make an election, the Participant’s Account Balance may be paid in the 10-Year Method (for a non-surviving Spouse) or the Life Expectancy Method (for a surviving Spouse) in accordance with administrative procedures. Notwithstanding anything herein to the contrary, if there are multiple beneficiaries of the trust, the Life Expectancy Method shall not apply and the Participant’s Account Balance shall be paid pursuant to the 10-Year Method or the 5-Year Method as determined in accordance with administrative procedures based on the beneficiaries of the trust.

If a Participant has more than one Beneficiary as of his or her death, the Participant’s Account Balance shall be segregated into a separate Account for each Beneficiary and paid in accordance with such Beneficiary’s election and/or the default payments outlined above, in accordance with administrative procedures.

(d)    Definitions. For purposes of this Section 7.07 only, the following definitions shall apply:

(i)    Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.07 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)    Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 7.07 of the Plan. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)    Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9) of the Treasury Regulations.

(iv)    Participant's Account Balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(v)    Required Beginning Date. A Participant’s Required Beginning Date is April 1 of the calendar year following the later of the calendar year in which the Participant attains (i) age 73 on or after January 1, 2023; (ii) age 72 before January 1, 2023; (iii) age 70½ prior to January 1, 2020; or (iv) at the Participant’s option, the calendar year in which the Participant retires from employment with the Employer except as otherwise provided in Code Section 401(a)(9)(c)(ii).

(vi)    Eligible Designated Beneficiary. A Participant’s Designated Beneficiary who, as of the date of the Participant’s death, is (i) the Participant’s surviving Spouse; (ii) the Participant’s child who has not reached the age of majority (as defined for purposes of Code Section 401(a)(9)(F)); (iii) a disabled individual (within the meaning of Code Section 72(m)(7)); (iv) an individual who has been certified to be chronically ill (as defined in Code Section 7702B(c)(2)) for a reasonably lengthy period, or indefinitely); or (v) an individual who is not more than ten years younger than the Participant. The determination of who is an Eligible Designated Beneficiary shall be made pursuant to administrative procedures and in accordance with Code Section 401(a)(9)(E), as amended by the Setting Every Community Up for Retirement Enhancement Act (‘SECURE Act’), and any regulations or guidance issued thereunder by the Internal Revenue Service.

(vii)    10-Year Method. The Participant’s Account Balance is paid to the beneficiary no later than December 31 of the tenth (10th) year following the year of the Participant’s death, pursuant to with administrative procedures and in accordance with Code Section 401(a)(9), including Code Section 401(a)(9)(H), as amended by the SECURE Act, and any Treasury Regulations or IRS guidance issued thereunder.

(viii)    5-Year Method. The Participant’s Account Balance is paid to the beneficiary no later than December 31 of the fifth (5th) year following the year of the Participant’s death.

(ix)    Life Expectancy Method. The Participant’s Account Balance is paid to the beneficiary in installment payments, with the minimum required annual amount based on the beneficiary’s remaining Life Expectancy, in accordance with administrative procedures.

(e)    Special Rule for Surviving Spouses During or After 2024. Notwithstanding the foregoing, if the Participant’s surviving Spouse is the sole Designated Beneficiary and the first year for which annual required minimum distributions to the surviving Spouse must be made is 2024 or later, the amount distributed to such surviving Spouse for each calendar year after the year of the Participant’s death shall be no less than the quotient obtained by dividing the Participant’s Account Balance by the denominator determined using the Uniform Lifetime Table in Treas. Reg. 1.401(a)(9)-(c) for the surviving Spouse’s age as of the surviving Spouse’s birthday in the distribution calendar year, provided that if the surviving Spouse dies after the Required Beginning Date, (i) the denominator for purposes of determining distributions to the surviving Spouse’s beneficiary shall be determined as follows: (A) the beneficiary’s life expectancy for each calendar year that starts before the surviving Spouse’s death is determined using the surviving Spouse’s age as of the surviving Spouse’s birthday in the applicable year, and (B) the beneficiary’s life expectancy for calendar years starting after the surviving Spouse’s death is determined using the surviving Spouse’s age as of the surviving Spouse’s birthday in the calendar year of the surviving Spouse’s death from the Single Life Table in Treas. Reg. 1.401(a)(9)-(c), reduced by one for each calendar year that has elapsed after the calendar year of the surviving Spouse’s death; and (ii) a final distribution of the Participant’s entire interest must be made by the end of the calendar year that includes the tenth anniversary of the surviving Spouse’s death.

7.08    Involuntary Cash-Out of Vested Regular Account. If the value of a Participant’s nonforfeitable balance in his or her Accounts is $1,000 or less and such Participant does not elect to have such a distribution paid directly to an Eligible Retirement Plan (as defined in Section 7.10(g)) specified by the Participant in a Direct Rollover (as defined in Plan Section 7.10(g)), in accordance with the Direct Rollover provisions of the Plan, or to receive the distribution directly, then the Committee or its delegate shall pay the distribution directly to the Participant in the form of a lump sum payment.

If the value of a Participant’s nonforfeitable balance in his or her Accounts exceeds $1,000 but is $7,000 or less and such Participant does not elect to have such a distribution paid directly to an Eligible Retirement Plan (as defined in Section 7.10(g)) specified by the Participant in a Direct Rollover (as defined in Plan Section 7.10(g)), in accordance with the Direct Rollover provisions of the Plan, or to receive the distribution directly, then the Committee or its delegate shall pay the distribution in a Direct Rollover to an individual retirement plan designated by the Committee or its delegate. Upon distribution to the individual retirement plan, the Committee or its delegate may engage with administrators and recordkeepers to locate and rollover all assets held in the individual retirement plan to any other Eligible Retirement Plan in which the former Participant of this Plan participates.

For purposes of this Section 7.08, the value of a Participant’s nonforfeitable balance in his or her Accounts shall be determined without regard to the balance in his or her Tax-Deferred Rollover Contributions Account and Roth Rollover Contributions Account.

For purposes of this Section 7.08, spousal consent, as provided under Section 7.01, is not required.

7.09    Voluntary Cash-Out of Vested Regular Account. A Participant entitled to a distribution of benefits may elect to receive a lump sum distribution of his or her entire vested interest in his or her Accounts.

7.10    Direct Rollover. All non-periodic distributions and periodic payments shall be subject to all withholdings and taxes as required by law, unless pursuant to Code Section 401(a)(31) and Treasury Regulation Section 1.401(a)(31)-1, the Distributee of any Eligible Rollover Distribution elects to have the distribution paid directly to an Eligible Retirement Plan in a Direct Rollover. Accordingly, in addition to any other required payment restrictions, the Committee or its delegate shall, not less than thirty (30) days or more than one-hundred-eighty (180) days prior to a distribution, provide the Distributee with a notice of his or her right to have his or her distribution paid in a Direct Rollover to an Eligible Retirement Plan and provide the Distributee the means to make such election in accordance with the following:

(a)    If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(i)    The Committee or its delegate clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(ii)    The Participant, after receiving the notice, affirmatively elects a distribution.

(b)    Reserved.

(c)    Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Committee or its delegate to have any portion of an Eligible Rollover

Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(d)    Non-Spousal Rollover. A Beneficiary, other than the Participant's Spouse, who is a “Designated Beneficiary” as described in Code Section 401(a)(9)(E) may establish an IRA into which all or a portion of a death benefit to which such Beneficiary is entitled can be distributed pursuant to a direct trustee-to-trustee transfer. Notwithstanding the above, any amount payable to a non-Spouse Designated Beneficiary that is deemed to be a required minimum distribution (as described in Plan Section 7.07) may not be transferred into such IRA. If a Participant dies before his or her required beginning date, the non-Spouse Designated Beneficiary may deposit into such IRA all or any portion of the distribution that is deemed to be an Eligible Rollover Distribution. In determining the portion of such distribution that is considered to be a required minimum distribution, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulation Section 1.401(a)(9)-3, Q&A-4(c). Any distribution made pursuant to this Section 7.10 is not subject to the Direct Rollover requirements of Code Section 401(a)(31), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c). If a non-Spouse Designated Beneficiary receives a distribution from the Plan, such distribution is not eligible for the “60-day” rollover rule otherwise available to a spousal Beneficiary. If the Participant's named Beneficiary is a trust, the Plan may make a Direct Rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a Designated Beneficiary described in Code Section 401(a)(9)(E).

(e)    Direct Rollover of Roth Accounts. Notwithstanding any other provision of this Section 7.10, a Direct Rollover of a distribution from a Participant’s Roth Contributions Account or Roth Rollover Contributions Account (shall only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(e). Eligible Rollover Distributions from a Participant’s Roth Contributions Account or Roth Rollover Contributions Account are taken into account in determining whether the total amount of the Participant’s account balances under the Plan exceeds $7,000 for purposes of involuntary cash-outs, as provided under Section 7.08.

(f)    Direct Rollover of Voluntary Contributions Accounts. Notwithstanding any other provision of this Section 7.10, a Distributee may elect, at the time and in the manner prescribed by the Committee or its delegate, to have the portion of an Eligible Rollover Distribution that is attributable to his or her Voluntary Contributions Account paid directly to a Roth IRA described in Code Section 408A in a Direct Rollover, to the extent the Direct Rollover is permitted under the rules of Code Section 402 and guidance issued thereunder, including IRS Notice 2014-54.

(g)    Definitions.

(i)    An “Eligible Rollover Distribution” is a distribution of any amount to the Distributee from an Eligible Retirement Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); hardship withdrawals; a Qualified Birth or Adoption Distribution, an Emergency Personal Expense Distribution, a Qualified Disaster Recovery Distribution, a Domestic Abuse Victim Distribution, or a Terminal Illness Distribution; and any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution. For purposes of the Direct Rollover provisions in this Section, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because it consists of after-tax employee contributions which are not includible in gross income. After-tax employee contributions may be transferred to a qualified plan described in Code Section 401(a) or a Code Section 403(b) annuity, so long as the rollover is made pursuant to a direct trustee-to-trustee transfer and the recipient plan or 403(b) arrangement provides for separate accounting of both the amounts transferred and the earnings on those amounts.

(ii)    An “Eligible Retirement Plan” is:

(A)    A plan qualified under Code Section 401(a);

(B)    An individual retirement account subject to Code Section 408(d)(3);

(C)    An annuity contract described in Code Section 403(b);

(D)    An eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A);

(E)    A Roth deferral account under an applicable retirement plan described in Code Section 402A(e)(1) but only to the extent the rollover is permitted under the rules of Code Section 402(c);

(F)    A Roth IRA established under Code Section 408A; or

(G)    An inherited IRA a non-Spouse Beneficiary establishes for purposes of receiving a distribution.

(iii)    A “Distributee” includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.

(iv)    A “Direct Rollover” is a payment by the Plan to an Eligible Retirement Plan specified by the Distributee.

7.11    Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(a)    Death Benefits. If a Participant dies while performing qualified military service (as defined in Code 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(b)    Differential Wage Payments. (i) An individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

(c)    Severance From Employment. Notwithstanding Section 7.12(b)(i) of the Plan, for purposes of Code Section 401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code Section 3401(h)(2)(A).

(i)    Suspension of Deferrals. If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make Tax-Deferred Contributions or Roth Contributions during the 6-month period beginning on the date of the distribution.

(ii)    Nondiscrimination requirement. Section 7.12(b)(iii) of the Plan applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Section 410(b)(3), (4), and (5)).

7.12    Qualified Domestic Relations Orders. Subject to the procedures established by the Committee or its delegate under Section 8.01, benefits may be paid from the nonforfeitable balance of a Participant’s Accounts in accordance with a qualified domestic relations order as defined in Code Section 414(p) without regards to whether the Participant has attained the “earliest retirement age,” as defined in Code Section 414(p).

A domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order: (i) solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order; or (ii) solely because of the time at which the order is issued.

7.13    Persons under Legal or Other Disability. In the event a Participant or his or her Beneficiary is judicially determined to be incompetent, and a conservator or other person legally charged with the care of his or her person or of his or her estate is appointed, any benefits to which such Participant or Beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his or her person or of his or her estate. Except as provided in this Section, when, in the opinion of the Committee or its delegate, a Participant or his or her Beneficiary is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee or its delegate may direct the Funding Agent to make payments or distributions to his or her legal representative or to a relative or friend of such person for his or her benefit, or the Committee or its delegate may direct the Funding Agent to make payments and distributions for the benefit of the Participant or his or her Beneficiary in any way the Committee or its delegate determines as further detailed in Section 2.07.

7.14    Missing Participants or Beneficiaries. Each Participant and each Beneficiary shall file, or cause to be filed, with the Committee or its delegate through the Employer from time to time in writing, his or her mailing address and each change of mailing address. Any communication, statement or notice addressed to a Participant or his or her Beneficiary at his or her last mailing address filed with the Committee or its delegate, or if no address is filed with the Committee or its delegate, then at his or her last mailing address as shown on the Employer’s records, will be binding on the Participant and his or her Beneficiary for all purposes of the Plan.

If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Committee shall make such efforts to locate such person as are considered a reasonable fulfillment of the Committee’s fiduciary obligations, such as using methods that may be issued or recommended by the Department of Labor and/or the Internal Revenue Service, as applicable. If, after such search efforts have been made, the Employer is unable to locate the person to whom a payment is due under the Plan, the Employer may, at its discretion, direct that such payment otherwise due to such person be treated as a Forfeiture under Section 6.02. Upon such forfeiture, the Plan shall have no further liability therefor except that, in the event such person later notifies the Employer of his or her whereabouts and requests the payment due to such person under the Plan, that amount shall be paid to such person as provided in this Article VII.

The benefit payable to a Participant or Beneficiary who fails to cash a benefit check within a reasonable period of time after the benefit check is issued, may be treated as a Forfeiture under Section 6.02. Upon such forfeiture, the Plan shall have no further liability therefor except that, in the event such person later notifies the Employer of his or her whereabouts and requests the payment due to such person under the Plan, that amount shall be paid to such person as provided in this Article VII.

7.15    Qualified Birth or Adoption Distributions. Effective as of April 28, 2025, a Participant may withdraw an amount from his or her vested Account balance that is a Qualified Birth or Adoption Distribution, subject to the following rules:

(a)    A ‘Qualified Birth or Adoption Distribution’ means a distribution from the Plan to a Participant made during the one-year period beginning on the date on which a child of the Participant is born or which the legal adoption by the Participant of an eligible adoptee is finalized. An ‘eligible adoptee’ means any individual (other than a child of the Participant’s Spouse) who has not attained age 18 or is physically or mentally incapable of self-support (determined in the same manner as the determination of whether an individual is disabled under Code Section 72(m)(7)).

(b)    The aggregate maximum amount of a Qualified Birth or Adoption Distribution which a Participant may withdraw from the Plan and any other plan maintained by the Employer or an Affiliated Employer shall not exceed $5,000 (or if less, the Participant’s vested Account balance) for each child born to, or eligible adoptee legally adopted by, the Participant (the ‘Maximum QBOAD’). If the Participant and his or her Spouse each have an Account under the Plan, both the Participant and the Spouse can each withdraw the Maximum QBOAD for each child born to, or eligible adoptee legally adopted by, the Participant and his or her Spouse.

(c)    The withdrawal or contribution of a Qualified Birth or Adoption Distribution shall be made in accordance with any reasonable procedures adopted by the Committee. To the extent permitted under applicable law, the Committee may rely on reasonable representations from the Participant that he or she is eligible to withdraw a Qualified Birth or Adoption Distribution, unless the Employer or the Committee has actual knowledge to the contrary.

7.16    Emergency Personal Expense Distribution. Effective February 4, 2025, a Participant may request an Emergency Personal Expense Distribution from the Participant’s Account once per calendar year provided, however, that the maximum amount of any Emergency Personal Expense Distribution in a calendar year (when aggregated with similar distributions under the Plan and any other plan maintained by the Employer) will not exceed the lesser of one-thousand dollars ($1,000) or the Participant’s nonforfeitable Account balance less one-thousand dollars ($1,000). A Participant who receives an Emergency Personal Expense Distribution may not receive another Emergency Personal Expense Distribution in the following three (3) calendar years unless the previous distribution is repaid in accordance with Section 7.21 or the aggregate amount of Tax-Deferred Contributions to the Plan after the date of the Emergency Personal Expense Distribution is at least equal to the amount of such distribution. “Emergency Personal Expense Distribution” means a distribution to a Participant during a calendar year to meet an unforeseeable or immediate financial need related to necessary personal or family emergency expenses. To the extent permitted by law, the Employer may rely on a Participant’s reasonable written representation that the Participant satisfies the requirements to receive an Emergency Personal Expense Distribution, unless the Employer has actual knowledge to the contrary.

7.17    Qualified Disaster Recovery Distribution. Effective April 28, 2025, a Participant may request a Qualified Disaster Recovery Distribution from the Participant’s Account, provided, however, that the maximum amount of any Qualified Disaster Recovery Distribution (when aggregated with similar distributions under the Plan and any other plan maintained by the Employer) with respect to each qualified disaster will not exceed twenty-two thousand dollars ($22,000). ‘Qualified Disaster Recovery Distribution’ means a distribution to a Participant on or after the incident period of a qualified disaster and before the date that is 180 days after the applicable date with respect to such disaster who has a principal place of abode during the incident period in the qualified disaster area and who has sustained an economic loss by reason of such qualified disaster. For this purpose, ‘qualified disaster’ means a major disaster declared by the President of the United States under Section 401 of the Robert T. Stafford Disaster Relief and Emergency Assistance Act after December 27, 2020, ‘qualified disaster area’ means the area with respect to which the major disaster was declared, ‘incident period’ means the period during which the disaster occurred as specified by the Federal Emergency Management Agency, and ‘applicable date’ means the latest of the first day of the incident period with respect to the qualified disaster or the date of the disaster declaration. A Participant requesting a Qualified Disaster Recovery Distribution must submit evidence to the Employer that supports the Participant’s application for such distribution.

7.18    Domestic Abuse Victim Distributions. Effective April 28, 2025, a Participant may request a Domestic Abuse Victim Distribution from the Participant’s Account (excluding any part of an Account attributable to a plan that requires payment of a qualified joint and survivor annuity), provided, however, that the maximum amount of any Domestic Abuse Victim Distribution (when aggregated with similar distributions under the Plan and any other plan maintained by the Employer) will not exceed the lesser of the limit in effect for the Plan Year under Code Section 72(t)(2)(K)(ii)(I) or fifty percent (50%) of the Participant’s Account. ‘Domestic Abuse Victim Distribution’ means a distribution to a Participant during the one-year period beginning on the date on which the Participant is the victim of domestic abuse by a Spouse or domestic partner. For this purpose, ‘domestic abuse’ has the meaning defined in Code Section 72(t)(2)(K)(iii)(II). To the extent permitted by law, the Employer may rely on a Participant’s reasonable representation that the Participant satisfies the requirements to receive a Domestic Abuse Victim Distribution, unless the Employer has actual knowledge to the contrary.

7.19    Terminal Illness Distributions. Effective April 28, 2025, a Participant who is an Employee may withdraw an amount from the vested portion of the Participant’s Account that meets the requirements to be a Terminal Illness Distribution, subject to the following:

(a)    A ‘Terminal Illness Distribution’ is a distribution from the Plan to a Participant who is otherwise entitled to take a distribution from the Plan that is made on or after the date that the Participant provides the Plan with certification from a physician that the Participant has an illness or physical condition which can reasonably be expected to result in death in eighty-four (84) months or less after the date of the certification.

(b)    A Termination Illness Distribution will not be subject to a penalty under Code Section 72(t), even if the Participant has not attained age fifty-nine and a half (59½).

(c)    The withdrawal or contribution of a Terminal Illness Distribution shall be made in accordance with any reasonable procedures adopted by the Employer, its delegates, the terms of the SECURE 2.0 Act and the regulations and other guidance issued thereunder.

7.20    Return of Certain Distributions as Rollover. A Participant who is eligible to make Tax-Deferred Rollover Contributions to the Plan under Section 3.06 and who has received a Qualified Birth or Adoption Distribution, Emergency Personal Expense Distribution, Qualified

Disaster Recovery Distribution, Domestic Abuse Victim Distributions, or Terminal Illness Distribution from the Plan or any other applicable eligible retirement plan may, at any time within three years of the date of the distribution, make one (1) or more contributions to the Plan in an aggregate amount not to exceed the amount of the distribution. Such contributions shall be treated as Tax-Deferred Rollover Contributions and shall be deemed to have been transferred to the Plan within sixty (60) days of the date the Qualified Birth or Adoption Distribution, Emergency Personal Expense Distribution, Qualified Disaster Recovery Distribution, Domestic Abuse Victim Distribution, or Termination Illness Distribution was received by the Participant. The amount so contributed shall be credited to the Participant’s Account and shall be held, accounted for, and administered and otherwise treated in the same manner as contributions under the Plan.

7.21    Former ESOP Account Put Option. If at the time of distribution, shares of Company stock distributed from the an Employee’s Former ESOP Account is not readily tradable on an established market within the meaning of Code and Regulation Section 409(h), such Stock shall be subject to a put option in the hands of a Qualified Holder by which such Qualified Holder may sell all or any part of the Company stock distributed to him to the Trustee. Should the Trustee decline to purchase all or any part of the Company stock put to it by the Qualified Holder, the Company shall purchase the Company stock that the Trustee declines to purchase. The protections and rights described in this Section are non-terminable. The put option shall be subject to the following conditions:

(a)    The term “Qualified Holder” shall mean the Employee or Beneficiary receiving the distribution of such Company stock, any other party to whom the Stock is transferred by gift or by reason of death, and also any trustee of an individual retirement account (as defined under Code Section 408) to which all or any portion of the distributed Company stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Code Sections 402 and 408.

(b)    During the sixty (60)-day period following any distribution of such Company stock, a Qualified Holder shall have the right to require the Company to purchase all or a portion of the distributed Company stock held by the Qualified Holder. The purchase price to be paid for any such Company stock shall be their fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Code Section 4975(e)(2) or a “party in interest” within the meaning of ERISA Section 3(14), as of the date of the transaction.

(c)    If a Qualified Holder shall fail to exercise his put option right under this Section, the option right shall temporarily lapse upon the expiration of the sixty (60)-day period. As soon as practicable following the last day of the Plan Year in which the sixty (60)-day option period expires, the Company shall notify the non-electing Qualified Holder (if he is then a shareholder of record) of the valuation of the Company stock as of that date. During the sixty (60)-day period following receipt of such valuation notice, the Qualified Holder shall again have the right to require the Company to purchase all or any portion of the distributed Company stock. The purchase price to be paid therefor shall be fair market value determined (1) as of the Valuation Date coinciding with or next preceding the exercise of the put option under this Section or, (2) in the case of a transaction between the Plan and a “disqualified person” within the meaning of Code Section 4975(e)(2) or a “party in interest” within the meaning of ERISA Section 3(14), as of the date of the transaction.

(d)    The foregoing put options shall be effective solely against the Company and shall not obligate the Plan or Trust in any manner.

(e)    In making the determination of fair market value, the Company shall consider, to the extent permitted by law, the same methodology used to value the Company stock at the time of its initial purchase by the ESOP Trustee and shall, to the extent permitted by law, include as a valuation factor at least the same proportionate share of enterprise value as was taken into account at the time of such purchase of Company stock.

(f)    The period during which the put option is exercisable does not include any time when a Qualified Holder is unable to exercise it because the Company is prohibited from honoring it by applicable Federal or State laws.

(g)    Except as otherwise required or permitted by the Code, the put options under this Section shall satisfy the requirements of Treasury Regulation Sections 54.4975-7(b) and 54.4975-11(a)(7)(i) to the extent, if any, that such requirements apply to such put options.

(h)    A Qualified Holder must exercise his put option in writing. If a Qualified Holder exercises his put option under this Section, payment for the Company stock repurchased shall be made, in the case of a distribution of a Participant’s Account within one (1) taxable year, in substantially equal annual payments over a period beginning not later than thirty (30) days after the exercise of the put option and not exceeding five (5) years (provided that adequate security and reasonable interest are provided with respect to unpaid amounts) or, in the case of other distributions, not later than thirty (30) days after such exercise.

ARTICLE VIII
THE COMMITTEE

8.01    Committee. The Employer is the “named fiduciary” (within the meaning of ERISA Section 402(a)(3)) and “administrator” (within the meaning of ERISA Section 3(16)(A)). The Employer has delegated to the Committee the full power, authority and fiduciary responsibilities under ERISA with respect to the day-to-day operation and administration of, and investment of assets under, consistent with the established investment policies and the requirements of any applicable law. The Committee shall have sole discretionary authority within the limits provided by the Plan to do, or cause to be done by one or more parties appointed by the Committee, the following:

(a)    Establish and enforce certain rules, regulations and procedures as it deems necessary or proper for the efficient administration of the Plan and for the determination of benefit claims and appeals under the Plan;

(b)    To interpret the Plan, in its discretion, with its interpretations made in good faith to be final and conclusive, and to decide all questions concerning the Plan and claims for benefits and appeals under the Plan;

(c)    To prepare, file and/or provide to participants, as applicable, any reports, notifications, summary plan descriptions, summaries of material modifications, and summary annual reports required by the Plan, ERISA and the Code, as amended, as any of them may be amended from time to time;

(d)    To delegate to another person or employee of the Company the authority and responsibility to exercise one or more of the powers reserved to the Committee herein;

(e)    To evaluate administrative procedures; and

(f)    To amend the Plan provided such amendment is not expected to result in a significant increase in the cost to Company or any affiliated company which also participates in the Plan. For this purpose, there is a "significant increase in cost" if the annual cost to Company and any affiliated company which participates in the Plan is increased in the aggregate by $250,000 as determined with the assistance of the Plan’s service providers.

(g)    To decide all questions of Plan eligibility, to determine the amount, manner and time of payment of any benefits under the Plan, to make determinations as to the right of any person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, to direct payments or distributions from the Trust in accordance with the provisions of the Plan, and to take any action it considers necessary to recover benefit payments made to or on behalf of Participants or Beneficiaries in error or on the basis of incorrect or incomplete information (including, without limitation, adjusting amounts of future benefit payments with respect thereto).

(h)    To furnish the Participating Employers with such information as may be required by them for tax or other purposes in connection with the Plan.

(i)    To monitor all fees and expenses associated with the administration of the Plan and to authorize and direct the payment of all Plan expenses from the Plan unless paid by the Employer.

(j)    To maintain all the necessary records for the administration of the Plan other than those maintained by the Funding Agent.

(k)    To establish and maintain subaccounts under the Plan, as it deems appropriate, for the receipt of payments from Plan service providers for the recapture on behalf of the Plan of revenues received by them in excess of the charges of the service providers services. Such amounts shall be used for the payment of reasonable expenses incurred in administering the Plan.

(l)    To appoint or employ agents, attorneys, accountants, actuaries or other persons/organizations (who also may be employed by the Participating Employers, the Trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the Committee considers necessary or advisable to properly carry out the administration of the Plan, provided that any such allocation or delegation and the acceptance thereof must be in writing. All costs, charges, expenses and other out-of-pocket expenses incurred by the Committee under the provisions of this Section shall be paid by the Plan unless charged to the Employer.

(m)    To establish, implement and monitor investment policies and objectives for the Plan’s investment options.

(n)    To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.

The Committee or its delegate shall have sole discretionary authority to interpret the Plan and determine conclusively all questions arising in the administration, interpretation, and application of the Plan.

8.02    Funding Policy and Method.

(a)    The Committee or its delegate shall establish and carry out a funding policy and method for the Plan which is consistent with the objectives of the Plan and the requirements of Title I of ERISA. In so doing, the Committee shall, from time to time, determine whether the Plan has a short-run need for liquidity (e.g., to pay benefits) or whether liquidity is a long-run goal and investment growth (and the stability of the same) is a more current need or the Committee shall appoint a qualified person to do so.

(b)    The funding policy and method, as established and amended from time to time, shall be communicated by the Committee or its delegate to the

Funding Agent in order that the investment policies of the Fund may be coordinated with the funding policy and method.

8.03    Transmittal of Information. In order to enable the Committee to establish a funding policy and to perform its other functions under the Plan, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Employees and Participants, their employment, their retirement, death, or termination of employment, and such other pertinent facts as may be required. The Committee shall advise the Funding Agent of such of the foregoing facts as may be pertinent to the Funding Agent’s administration of the Fund.

8.04    Indemnification.

(a)    Indemnification Generally. To the fullest extent permitted by applicable law, the Employer agrees to defend and indemnify each and every natural person former, current, or future director, officer, independent contractor, or employee of any Employer to the extent he or she serves as a fiduciary, settlor, or administrator of the Plan (an “Indemnitee”) against any verbal or written threat, demand, suit, cause of action, count, request, action, proceeding, investigation, inquiry, or subpoena, whether civil, criminal, administrative, or investigative in nature, that requests any relief from or action by an Indemnitee, and that relates to the Indemnitee’s status as a fiduciary, settlor, or administrator of the Plan (‘Claim’).

(b)    Defense. The Employer shall pay on behalf of an Indemnitee defense expenses as incurred by the Indemnitee in connection with a Claim (‘Defense Expenses’). If and only to the extent required by applicable law, and only if the Employer secures an appropriate order from a court with competent jurisdiction, the Indemnitee shall execute an undertaking obligating the Indemnitee to repay Defense Expenses paid if, and only to the extent that, a judgment or final adjudication in the Claim establishes that the Indemnitee is not entitled to the Defense Expenses that the Employer has advanced. If, and only to the extent ordered by a court of competent jurisdiction, the Indemnitee is required to provide collateral or reasonable evidence of his or her ability to repay Defense Expenses paid by the Employer in the event that repayment is required, an insurance policy that would indemnify the Indemnitee or advance or pay Defense Expenses shall be reasonable evidence of the Indemnitee’s ability to repay the Employer.

(c)    Presumption for Defense Expenses. To the extent required by applicable law, the Employer shall pay Defense Expenses, subject to any undertaking above, if the Indemnitee provides a written affirmation that the Indemnitee, to the best of his or her knowledge, acted in a manner consistent with his or her obligations under ERISA and applicable law.

(d)    No Relief from Responsibility or Liability. Nothing shall relieve a fiduciary Indemnitee of any responsibility or liability for any duty, obligation, or responsibility under ERISA.

(e)    Insurance. In addition to any other insurance fiduciary liability insurance that is procured by the Employer, the Plan may maintain and procure fiduciary liability insurance, as consistent with ERISA, that includes as insureds all Indemnitees. All necessary action shall be taken to cause the insurers to pay, on behalf of the insured person, all amounts payable as a result of the Claim in accordance with the terms of the policy.

(f)    Severability. If any portion of this indemnification clause shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (a) the validity, legality, and enforceability of the remaining provisions (including, but not limited to, each portion of any paragraph containing any provision held to be invalid, illegal, or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the indemnity and defense rights shall be construed to the broadest extent possible. If any portion of this Section 8.04 is deemed unenforceable or invalid for any reason, the parties shall jointly request that the Court revise or permit the parties to revise this Section 8.04 to delete any unenforceable or invalid provisions so as to provide the broadest scope of defense and indemnification to Indemnitee under applicable law.

(g)    State Law. Nothing in this Section 8.04 shall be deemed to override applicable state law if, and only to the extent, applicable state law regulates defense and indemnification of a fiduciary or settlor of the Plan with respect to the defense and indemnification rights in this Section 8.04.

8.05    Determinations and Corrections. It is recognized in the administration of the Plan that certain mathematical and accounting errors may be made, or mistakes arise, by reason of factual errors in information supplied to the Committee. The Committee shall have the power to make such corrections and equitable adjustments, arising from mathematical, accounting or factual errors made in good faith, as the Committee shall in its discretion deem appropriate, which adjustments shall be final and binding on all Employees, former Employees, Participants, former Participants and Beneficiaries.

8.06    Relationship of Fiduciaries. It is the intent of all fiduciaries under the Plan that each fiduciary shall be solely responsible for its own acts or omissions. Except to the extent imposed by ERISA or the Code, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibilities imposed upon such other fiduciary by ERISA or by any regulations or rulings issued thereunder. No fiduciary shall have any liability for breach of fiduciary responsibility of another fiduciary with respect to the Plan unless he or she participates knowingly in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his or her negligence in performing his or her own specific fiduciary responsibilities which give rise to his or her status as a fiduciary, has enabled such other fiduciary to commit a breach of the latter’s fiduciary responsibilities.

8.07    Discharge of Duties by Fiduciaries. The Committee and the Funding Agent and any other fiduciary (as that term is defined below) shall discharge their respective duties set forth in this Plan solely in the interest of the Participants and their Beneficiaries:

(a)    For the exclusive purpose of:

(i)    Providing benefits to Participants and their Beneficiaries, and

(ii)    Defraying reasonable expenses of administering the Plan;

(b)    With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)    By diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)    In accordance with this Plan insofar as the Plan is consistent with the provisions of Title I of ERISA.

Such fiduciaries shall not permit the indicia of ownership of any Fund assets to be maintained outside the jurisdiction of the District Courts of the United States, except as may otherwise be allowed under applicable Department of Labor rules and regulations.

For purposes of this Plan, a “fiduciary” is any person who:

(a)    Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

(b)    Renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so; or

(c)    Has any discretionary authority or discretionary responsibility in the administration of the Plan.

8.08    Multiple Fiduciary Capacities. Any person or organization may serve in more than one fiduciary capacity with respect to the Plan (including service both as Funding Agent and administrator), provided, however, that the provisions of ERISA Section 406 and Code Section 4975 are not violated.

ARTICLE IX
AMENDMENT AND TERMINATION

9.01    Amendment. The Company shall have the right to amend or modify the Plan by resolution of the Board of Directors and the right to amend or cancel any amendments. In addition, the Committee shall have the right to amend the Plan, provided such amendment is not expected to result in a significant increase in the cost to Employer or any affiliated company which also participates in the Plan. For this purpose, there is a "significant increase in cost" if the annual cost to Employer and any Affiliated Employer or Non-Affiliated Employer which participates in the Plan is increased in the aggregate by $250,000 as determined with the assistance of the Plan’s service providers.

Such amendments shall be stated in an instrument in writing executed by the Committee, unless otherwise required above, and this Plan shall be deemed to have been amended in the manner and at the time therein set forth, and all Employees, former Employees, Participants, former Participants, Beneficiaries, and the Employer shall be bound thereby; provided, however:

(a)    No such amendment shall be effective which shall attempt to cause any of the assets of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants, former Participants, or their Beneficiaries, except such changes, if any, as may be required to permit this Plan to meet the applicable requirements of ERISA or the Code;

(b)    No such amendment shall have any retroactive effect so as to deprive any Participant of any benefit already vested, except such changes, if any, as may be required to permit this Plan to meet the applicable requirements of ERISA or the Code;

(c)    No such amendment shall create or effect any discrimination in favor of Participants or former Participants who are officers, shareholders or Highly Compensated Employees;

(d)    No such amendment shall increase the duties or liabilities of the Funding Agent without its written consent;

(e)    No such amendment shall cause any reduction in the retirement benefits or other optional form of benefits with respect to benefits accrued to the date of the amendment for any Employee who, at any time on or after the amendment date, satisfied the pre-amendment condition; and

(f)    No such amendment shall eliminate any other benefit, including any optional form of benefit protected pursuant to Code Section 411(d)(6), with respect to benefits accrued as of the date of the amendment.

(g)    No such amendment shall reduce any of the ESOP protected securities features.

9.02    Retroactive Amendments. An amendment under Section 9.01 may be made effective on a date prior to the first day of a Plan Year in which it is adopted only if (a) or (b) below is satisfied:

(a)    Any amendment may be made effective retroactively as of such date as the Employer or Committee considers necessary or appropriate to enable the Plan to meet any applicable requirements of the Code.

(b)    Any amendment which is adopted in order to conform the Plan to any change in federal law, or to any regulation or ruling thereunder, may be made effective as of the date such amendment is required to be effective under such law, regulation or ruling.

9.03    Discontinuance or Termination of Plan. It is the Employer’s expectation that the Plan contained herein and the payment of contributions hereunder will be continued indefinitely, and the Funding Instrument is irrevocable, but continuance of the Plan by the Employer is not assumed as a contractual obligation. The Employer, pursuant to Section 10.01(a), shall be entitled to recover any contributions made to the Fund prior to the time that the Commissioner of Internal Revenue, or his or her delegate, makes an initial determination with respect to the exempt status of the Fund for Federal income tax purposes and the deductibility of contributions by the Employer for its income tax purposes, if the Commissioner of Internal Revenue, or his or her delegate, initially determines that the Plan does not meet the requirements of the Code with the result that the Fund is not exempt from Federal income tax and the contributions of the Employer to the Fund are not deductible in determining its Federal income tax, and furthermore, if such approval is not obtained, the Plan shall be treated as never having been adopted. The Employer reserves the right at any time to reduce or temporarily suspend contributions hereunder. The Employer may discontinue contributions under the Plan at any time by written notice delivered to the Funding Agent without any liability hereunder for any such discontinuance. In the event of a complete discontinuance of contributions by the Employer, the entire interest of each Participant shall be vested to the extent of one hundred percent (100%).

The Employer may terminate the Plan at any time by written notice delivered to the Funding Agent without any liability hereunder for any such termination. The Plan will be deemed terminated:

(a)    If and when the Employer is judicially declared bankrupt; or

(b)    If and when the Employer is a party to a merger in which it is not the surviving business entity or sells all or substantially all of its assets, unless the surviving business entity or purchaser continues the Plan.

Upon termination or partial termination of the Plan, the entire interest of each affected Participant shall be vested to the extent of one hundred percent (100%).

The Funding Agent shall, upon direction of the appropriate Committee, with reasonable promptness, liquidate all assets remaining in the Fund. Upon the liquidation of all assets, the Committee shall make, after deducting estimated expense for liquidation and distribution, the allocations required under Article III.

Following these allocations, Tax-Deferred Contributions, Roth Contributions, Qualified Employer Deferral Contributions and income attributable thereto, shall be distributed to Participants, or their Beneficiaries as soon as administratively feasible after the termination of the Plan, provided that neither the Employer nor an Affiliated Employer maintains a successor Plan. The Funding Agent shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Article VII to each former Participant a benefit equal to the amount credited to such former Participant’s Regular Account, Tax-Deferred Rollover

Contributions Account, Roth Rollover Contributions Account, Tax-Deferred Contributions Account, Roth Contributions Account and Voluntary Contributions Account as of the date of completion of the liquidation.

9.04    Partial Termination of Plan. In the event of partial termination of the Plan, as determined in the complete and unfettered discretion of the Committee, the appropriate portion of the Fund shall be allocated and treated in accordance with Section 9.03 above.

9.05    Failure to Contribute. The failure of the Employer to contribute to the Fund for any Plan Year when no contribution is required shall not of itself be a discontinuance of contributions to the Fund by the Employer.

9.06    Merger and Consolidation of Plan. Transfer of Plan Assets. In the case of any merger or consolidation with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan then terminated). Further, a merger, consolidation or transfer of assets shall be made only if resolutions of the Board of Directors and the board of directors of the other plan shall authorize such merger, consolidation or transfer and such other plan and fund are qualified under Code Sections 401(a) and 501(a).

9.07    Substitution of Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan will be continued by any successor and, in that event, such successor shall be substituted for the Employer under the Plan. Resolutions of the Board of Directors and board of directors of any new or successor employer shall include an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

9.08    Distribution Upon Sale. Unless the provisions of Section 9.07 are applicable, all contributions and income attributable thereto, may be distributed as soon as administratively feasible:

(a)    To Participants after the sale to an entity that is not an Affiliated Employer, of substantially all the assets used by the Employer in the trade or business in which a Participant is employed; and

(b)    To Participants employed by a subsidiary of the Employer after the sale, to an entity that is not an Affiliated Employer, of an Affiliated Employer’s interest in such subsidiary.

For the purpose of this Section 9.08, a sale of eighty-five percent (85%) of the relevant assets shall be deemed a sale of substantially all assets. Furthermore, distributions can be made to separated Participants after a sale under circumstances specifically provided for by published IRS guidelines applicable to all business entities.

9.09    Plan Termination Distribution Availability. For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treas. Regulation Section 1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing Tax-Deferred Contributions and Roth Contributions (and other amounts, such as Qualified Nonelective Contributions, that are subject to the distribution restrictions that apply to Tax-

Deferred Contributions and Roth Contributions) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code Sections 4975(e)(7) or 409(a), a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or (f).

ARTICLE X
MISCELLANEOUS

10.01    Contributions Not Recoverable. Except where contributions are required to be returned to the Employer or a Participant as permitted by the provisions of the Plan or required by ERISA or the Code, it shall be impossible for any part of the principal or income of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of such Participants or their Beneficiaries; provided, however, that notwithstanding this or any other provision of this Plan, the Employer shall be entitled, subject to the conditions established under Internal Revenue Service Ruling 91-4, to recover any contributions made to the Fund:

(a)    If such contributions were conditioned on the initial qualification of the Plan and;

(i)    The Commissioner of Internal Revenue, or his or her delegate, makes an initial determination, with respect to the exempt status of the Fund for Federal income tax purposes and the deductibility of contributions by Employer for its income tax purposes, that the Plan does not meet the requirements of the Code with the result that the Fund is not exempt from Federal income tax and the contributions of the Employer to the Fund are not deductible in determining its Federal income tax; and

(ii)    The application for determination relating to the initial qualification is filed by the due date of the Employer’s return for the taxable year in which the Plan is adopted; and

(iii)    The contribution is returned within one (1) year of the denial of the contribution; or

(b)    In error as a result of a mistake in fact; or

(c)    Conditioned upon the contribution being allowed as a deduction for Federal income tax purposes and such deduction is disallowed; or

(d)    Remaining in the Suspense Account after termination of the Plan which cannot be allocated to Participants because of the provisions of Article IV.

(e)    The permissible recovery under (b) must be made within one (1) year from the date the contribution was made to the Plan, and under (c) must be made within one (1) year from the date of disallowance of tax qualification or tax deduction.

(f)    Reversions due to a mistake of fact or the disallowance of a deduction with respect to a contribution that was conditioned on its deductibility shall be permitted only if the surrounding facts and circumstances indicate that the contribution of the amount that subsequently reverts to the Employer is attributable to a good faith mistake of fact or, in the case of the disallowance of the deduction, a good faith mistake in determining the deductibility of the contribution.

(g)    The maximum amount that may be returned to the Employer in the case of a mistake of fact or the disallowance of a deduction is the excess of (i) the amount contributed, over, as relevant, (ii) (A) the amount that would have been contributed had no mistake of fact occurred, or (B) the amount that would have been contributed had the contribution been limited to the amount that is deductible after any disallowance by the Internal Revenue Service.

(h)    Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable to such contribution shall reduce the amount returned.

(i)    If the return of the amount attributable to the mistaken or nondeductible contribution would cause the Account of any Participant to be reduced to an amount which is less than the amount which would have been in the Account of such Participant had the mistaken or nondeductible amount not been contributed, the amount returned to the Employer shall be limited so as to avoid such reduction. Notwithstanding the preceding sentence, in the case of a reversion due to initial disqualification of the Plan, the entire assets of the Plan attributable to Employer Contributions may be returned to the Employer.

10.02    Employment Rights. The Plan is not a contract of employment. Participation in the Plan shall not give any Employee or any other person (a) the right to be retained in the employ of the Employer; (b) any right or claim to any interest in the Plan, unless the right or claim has specifically accrued under the Plan; or (c) any legal or equitable right against the Employer, the Committee or the Funding Agent, except as provided herein. The Employer reserves the right to dismiss (with or without cause) any Employee without any liability for any claim either against the Fund, except to the extent provided herein, or against the Committee or the Employer. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant shall look solely to the assets held in the Fund for the payment of any benefit to which he or she is entitled under the Plan.

10.03    Receipt or Release. Any payment to a Participant, former Participant, or his or her Beneficiary in accordance with the provisions of this Plan shall, to the extent thereof, be in full satisfaction of all claims against the Funding Agent, the Committee and the Employer, and the Committee or Funding Agent may require such Participant, former Participant, or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

10.04    Alienation. None of the benefits, payments, proceeds or claims of any Participant, former Participant, or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, levy or otherwise dispose of or execute upon any right or benefit payable hereunder shall be void. The Fund shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or costs of any Participant entitled to benefits hereunder, and such benefits shall not be considered an asset of the Participant in the event of his or her insolvency or bankruptcy. This provision shall not prevent the Plan from complying with the terms of a “qualified domestic relations order” as defined in Code Sections 401(a)(13) and 414(p) so long as such compliance will not adversely affect the qualified status of the Plan.

10.05    Controlling Law. This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Florida; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified plan within the meaning of Code Section 401. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.06    Text Prevails over Captions. The headings and subheadings of the Articles and Sections of this Plan are included herein solely for convenience of reference, and if there be any conflict between such headings and subdivisions and the text of this Plan, the text shall control.

10.07    Counterparts. This Plan has been executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

10.08    Successors and Assigns. This Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

10.09    Electronic Retention of Documents. To the extent permitted by law, whenever a writing is required, it may be made and retained in electronic form. Furthermore, to the extent the document must be signed and/or notarized, it can be done and retained in electronic form.

10.10    Claims for Benefits and Notice of Right to Defer.

(a)    The Committee or its delegate shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, and shall provide the name of the person or persons with whom such claims should be filed. Any person claiming a benefit under the Plan (a “Claimant”) shall present his or her request in writing to the Committee or its delegate. In addition, for any distribution notice issued, the description of a Participant’s right, if any, to defer receipt of a distribution will also describe the consequences of failing to defer receipt of the distribution. For notices issued before the ninetieth (90th) day after the issuance of Treasury Regulations (unless future Revenue Service guidance otherwise requires), the notice will include a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution.

(b)    Nothing in this Section 10.10 shall preclude an authorized representative of a Claimant from acting on behalf of such Claimant in pursuing a benefit claim or appeal of an “adverse benefit determination” under the Plan. The Committee shall establish reasonable procedures for determining whether an individual has been authorized to act on behalf of such Claimant. Such authorization shall be made by filing an authorization form with the Committee (or by completing such other administrative procedures as may be required by the Committee) on a timely basis prior to the date such authorization is to be effective.

(c)    Within a reasonable period of time, but not later than ninety (90) days after receipt of a claim for benefits, the Committee or its delegate shall notify the Claimant of any adverse benefit determination on the claim, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed ninety (90) days from the end of the initial ninety (90) day period. For claims involving a disability determination, the Committee or its delegate shall notify the Claimant of any adverse benefit determination within forty-five (45) days after receipt of such claim for disability benefits. In no event may the extension period for disability claims exceed sixty (60) days from the end of the initial forty-five (45) day period. If an extension is necessary, in either case, the Committee or its delegate shall provide the Claimant with a written notice to this effect prior to the expiration of the initial period. The notice shall describe the special circumstances requiring the extension and the date by which the Committee or its delegate expects to render a determination on the claim. If such notification is not given within such period, the claim will be considered denied as of the last day of such period and the Claimant may request a review of his or her claim.

(d)    In the case of an adverse benefit determination, the Committee or its delegate shall provide to the Claimant written or electronic notification setting forth in a manner calculated to be understood by the Claimant:

(i)    the specific reason or reasons for the adverse benefit determination;

(ii)    reference to the specific Plan provisions on which the adverse benefit determination is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and

(iv)    a description of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse final benefit determination on review and in accordance with Section 10.11 below.

(e)    In the case of an adverse benefit determination for disability benefits, the Committee or its delegate shall provide to the Claimant the notification described in the above subsection (d) and the following information:

(i)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the Claimant to the Committee or its delegate of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Committee or its delegate in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the Claimant presented by the

Claimant to the Committee or its delegate made by the Social Security Administration;

(ii)    If an internal rule, guideline, protocol, or similar criteria was relied upon in making the decision, either a copy of that document or a statement that such document was relied upon and that a copy shall be furnished (free of charge) upon request, or if none exists, a statement that no specific internal rule, guideline, protocol, or other similar criterion exists which could have been relied upon in making the adverse determination; and

(iii)    A statement that the Claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.

10.11    Appeals Procedure.

(a)

(i)    Any Claimant, or such Claimant’s duly authorized representative, whose application for benefits is denied, in whole or in part, may appeal from such denial to the Committee or its delegate for a review of the decision by submitting to the Committee or its delegate within sixty (60) days after receiving written notice from the Committee or its delegate of the denial of the claim a written statement:

(A)    Requesting a review of the application for benefits by the Committee or its delegate;

(B)    Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

(C)    Setting forth any issues or comments, documents, records and other information relating to the claim for benefits which the Claimant deems relevant to the application.

The Claimant shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.

(ii)    The Committee or its delegate shall make a full and fair review of each such application and any written materials submitted by the Claimant or the Employer in connection therewith and may require the Employer or the Claimant to submit within thirty (30) days after a written notice by the Committee or its delegate, such additional facts, documents or other evidence as is deemed necessary or advisable in the sole discretion of the Committee or its delegate in making such a review. On the basis of the review, the Committee or its delegate shall make an independent determination of the Claimant’s eligibility for benefits under the

Plan. The Committee shall act upon each such application within sixty (60) days after either receipt of the Claimant’s request for review by the Committee or its delegate or receipt of any additional materials reasonably requested by the Committee or its delegate from such Claimant, whichever occurs later. However, where special circumstances make a longer period for decision necessary or appropriate, the Committee’s decision may be postponed on written notice to the Claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days. In no event shall the Committee’s decision be rendered more than one-hundred and twenty (120) days after receipt of the request for review; provided however, in the event the Claimant fails to submit information necessary to make a benefit determination on review, such period shall be tolled from the date on which the extension notice is sent to the Claimant until the date on which the Claimant responds to the request for additional information.

(iii)    The decision of the Committee or its delegate on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record. If the Committee or its delegate denies an application in whole or in part, the Committee or its delegate shall give written notice of the decision to the Claimant setting forth the specific reasons for such denial, stated in a manner calculated to be understood by the Claimant, and specific references to the pertinent Plan provisions on which the Committee’s or its delegate’s decision is based. The decision on review shall also include (i) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, or other information relevant to the Claimant’s claim for benefits; (ii) a statement describing any voluntary appeal procedures offered by the Plan; and (iii) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(b)

(i)    With respect to claims involving a disability determination, a Claimant whose claim is denied in whole or in part by the Committee or its delegate may, within one hundred and eighty (180) days after receipt of denial of the claim submit a written request for review by the Committee or its delegate. The review of the initial decision concerning a claim shall be performed by someone who is neither the original decision maker nor the subordinate of the original decision maker. In reviewing the initial decision, the decision maker shall not give any deference to the initial decision and he or she shall consider all information relevant to the claim, not just information relied upon (or available) when the original decision was made. The decision maker shall also consider any information submitted by the Claimant. If the benefit determination is based in whole or in part on a medical judgment, the decision maker reviewing the claim shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment issue; provided that such health care professional shall be an individual who is neither an individual who was consulted in connection with the initial claim denial that is the subject of the appeal nor the subordinate of any such individual. Upon request, the Committee or its delegate shall disclose to the Claimant the identity of the medical or vocational experts whose advice was obtained by the Committee or its delegate in connection with the review, even if the advice was not relied upon in making the final decision.

(ii)    Before an adverse benefit determination on review involving a determination of disability is issued, the Claimant shall be provided, free of charge, as soon as possible and sufficiently in advance of the date on which such notice is required to be provided: (1) any new or additional evidence considered, relied upon or generated by the Plan, the insurer or other person making the benefit determination in connection with claim; and (2) any new or additional rationale on which an adverse benefit determination on review will be based.

(iii)    The decision on review will be made within forty-five (45) days after the request for review is received by the Committee or its delegate (or within up to ninety (90) days, if special circumstances require an extension of time for processing the request, such as an election by the Committee or its delegate to hold a hearing, and if written notice of such extension and circumstances is given to such person within the initial forty-five (45) day period). If the decision on review is not made within such period, the appeal will be considered denied.

(iv)    The decision of the Committee or its delegate on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record. For appeals involving a disability determination, the notice to the Claimant shall include the information listed in subsection (a)(iii) above and the following information:

(A)    A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views presented by the Claimant to the Committee or its delegate of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Committee or its delegate in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (3) a disability determination regarding the Claimant presented by the claimant to the Committee or its delegate made by the Social Security Administration;

(B)    If an internal rule, guideline, protocol, or similar criteria was relied upon in making the decision, either a copy of that document or a statement that such document was relied upon and that a copy shall be furnished (free of charge) upon request, or if none exists, a statement that no specific internal rule, guideline, protocol, or other similar criterion exists which could have been relied upon in making the adverse determination; and

(C)    In the statement regarding the Claimant’s right to bring an action under Section 502(a) of ERISA, any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim.

(c)     Before a Claimant pursues any legal remedy including without limitation a suit for any benefits claim under the Plan, it is mandatory and necessary that the Claimant use exclusively the benefits claim and review procedure described above until this procedure is completely exhausted and an adverse final benefit determination is communicated to the claimant in writing. In addition, no lawsuit may be filed more than one-hundred-eighty (180) days following the date on which the adverse final benefit determination is communicated to the Claimant in writing, the determination of which date shall be in the Committee’s or its delegate’s sole and absolute discretion except to the extent that such determination shall be consistent with the terms of the Plan and applicable law.

(d)     Notwithstanding anything in the foregoing to the contrary, in addition to its authority to deny or approve a specific claim for benefits, and in the interest of minimizing litigation costs which could reduce the accrued benefits of other Participants, the Committee or its delegate, pursuant to competent legal advice, may resolve a benefit dispute based on the parties evaluation of the relative merits of the claims rather than on a formula based on any type of mathematical calculation.

(e)     It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor set forth in 29 C.F.R. § 2560.503.1. Accordingly, to the extent such regulations so require, determinations as to whether Plan provisions regarding Disability apply to a Participant shall be made in accordance with the Department of Labor’s claims procedure regulations applicable to claims for disability benefits.

10.12    Arbitration of Claims

(a) General. To the fullest extent permitted by applicable law, and in consideration of any rights, benefits, or entitlements provided under or pursuant to the Plan, and as a condition precedent to participation and continuing participation in the Plan, the participants, employees, beneficiaries, settlors, trustees, administrators, and any party making a claim or seeking relief arising under, directly or indirectly related to, or in consequence of the Plan, shall be bound by this Arbitration of Claims provision.

Any claim, dispute, or controversy of any kind asserted by a current or former participant, current or former beneficiary, current or former fiduciary, alternate payee, or any of their respective assignees, agents, representatives, assigns, trustees, receivers, or anyone acting on their behalf (collectively referred to as ‘Claimant’ in this Subsection) that arises out of, implicates, and/or relates to the Plan, including, without limitation, any: (a) claim for benefits under the Plan pursuant to ERISA Section 502(a)(1)(B) (following any required exhaustion of administrative remedies); (b) claim pursuant to ERISA Section 502(a)(2); or (c) claim pursuant to ERISA Section 502(a)(3); (d) claim for any ERISA statutory violation of any kind, including for failure to timely provide notices, documents or information required by ERISA, pursuant to ERISA Section 502(c); or (e) claim under any other body of law (collectively ‘Claim’), will be referred to and finally resolved by confidential binding arbitration.

Arbitration shall be administrated by the American Arbitration Association (‘AAA’) and conducted in accordance with the AAA’s Employment Arbitration Rules and Mediation Procedures (available at www.adr.org) (‘AAA Rules’), except to the extent modified by this Section 10.12. A Claimant may obtain a copy of the AAA Rules at any time upon written request to the Employer or its delegates or by reviewing the rules at www.adr.org.

This Arbitration of Claims provision shall apply whether or not the Claimant was a current employee, participant, beneficiary, trustee, assignee, agent, representative, assign, receiver, or fiduciary when the alleged act, error, or omission occurred or was discovered, when the action was initiated, when the action accrued, when any injury or loss occurred or was discovered, and whether the Claimant has received a distribution of benefits due or allegedly due.

(b)     Request for Arbitration. A Claimant may initiate arbitration by filing a demand for arbitration with the AAA. Any demand must be submitted to arbitration within the applicable statutory or contractual period of limitations. Claims for review of adverse benefit decisions must be made within 180 days of the date the final adverse benefit decision was issued.

A Claimant must assert all arbitrable Claims based upon, arising out of, or in consequence of the same underlying alleged facts in the same arbitration and may not split Claims. For example, if a Claimant wishes to pursue both a Claim for benefits under ERISA Section 502(a)(1)(B) and a Claim for breach of fiduciary duty under ERISA Section 502(a)(2) or ERISA Section 502(a)(3), the claimant must first exhaust the Plan’s Claims and Appeal Procedures and then assert such claims in one demand for arbitration.

(c)     Selection of Arbitrator. If Claims raised by a Claimant are brought solely pursuant to ERISA Section 502(a)(1)(B) and/or ERISA Section 502(c), then the Claims will be submitted to and decided by a single arbitrator. All other Claims must be submitted to and decided by a panel of three arbitrators.

For Claims submitted to a single arbitrator, the parties will endeavor to agree to a neutral arbitrator with familiarity with ERISA benefit claims and related claims to the extent practicable. For Claims submitted to a panel of three arbitrators, each party shall appoint one arbitrator within 30 days of the demand for arbitration, and the two arbitrators selected by the parties will then, within 30 days after their appointment, select the third arbitrator from the applicable AAA roster.

The parties and the arbitrators will exercise best efforts to select arbitrators with ERISA benefit claims and ERISA breach of fiduciary claims experience, to the extent practicable. If arbitrator(s) cannot be selected within 30 days of the filing of an arbitration demand, such arbitrator(s) will be selected in accordance with the AAA Rules. ‘Arbitrator’ shall mean the individual arbitrator or panel of arbitrators selected to decide Claims as set forth in this Subsection.

(d)     Notice of Claim. Any Claim shall first be addressed by direct negotiation between the Claimant and the Plan. Prior to filing an arbitration proceeding, the Claimant shall provide the Plan with written notice of the Claim (‘Notice of Claim’) containing a detailed description of the matter in controversy. The Claimant and the Plan will attempt to resolve the Claim in good faith. Should the Claim not be resolved within 30 days of the Plan’s receipt of the Notice of Claim, the Participant or Claimant may file a demand for arbitration proceeding as set forth in this Section 10.12. The 30-day requirement may be modified through unequivocal, express, written agreement by the Claimant and the Plan. In all instances, however, the Claimant must file an arbitration proceeding within the timeframes set forth in Section 10.12(b).

(e)     Governing Law. With respect to any Claim, the Arbitrator shall apply the jurisprudence of ERISA as if brought in the United States District Court for the Central District of California, Western Division and shall follow the law established by the United States Court of Appeals for the Ninth Circuit and the Supreme Court of the United States.

(f)     Arbitration Venue; Standard of Review. Any arbitration proceeding will be held in Los Angeles, California or such other venue as may be selected by mutual agreement of the parties; provided, however, that the same standards of review will apply to the review of any Claim hereunder as would apply had such Claim been filed in the United States District Court for the Central District of California, Western Division (e.g., any discretionary decision or action will be reviewed under an ‘abuse of discretion’ standard). Any petition to confirm or vacate the award rendered by the Arbitrator, and any other appeal or subsequent filing seeking to enforce, modify or otherwise seek judicial relief with respect to the award rendered by the Arbitrator may be brought only in the United States District Court for the Central District of California, Western Division.

(g)     Arbitration Award. The award of the Arbitrator(s) will be in writing, with reasonable explanation of the basis for the decision and award. The Arbitrator’s decision will be confidential, final and binding in accordance with the AAA Rules. The judgment on the final award rendered by the Arbitrator may be entered in any court having jurisdiction thereof and will be res judicata as to all Claims that the Claimant asserted or could have asserted in the demand for arbitration. The Arbitrator’s authority shall be limited to deciding the case submitted by the individual Claimant in the arbitration.

(h)     Fees and Expenses. Except as may be awarded by the Arbitrator in a final award, or as otherwise required by ERISA, each party will bear the expense of their own fees and costs. The Arbitrator shall have authority to award attorney’s fees and costs pursuant to ERISA Section 502(g) to the same extent a court has such authority.

(i)     Waiver of Class, Collective, and Representative Actions. To the fullest extent permitted by applicable law:

(i)    The Claimant and any actual or purported participant, beneficiary, assignee, agent, or representative, may not bring a representative, class, or collective action on behalf of any others, including without limitation other Claimants, participants, or beneficiaries. Any Claim in arbitration must be brought on an individual basis. Furthermore, the Arbitrator and/or the AAA may not consolidate or join any claims without the express consent of all parties.

(ii)    Arbitrator(s) shall have the authority to award monetary relief solely with respect to any alleged monetary losses in the individual Claimant’s individual defined contribution account under the Plan and may not award monetary relief to or for the benefit of any other participants or beneficiaries. With respect to any Claim brought under ERISA Section 502(a)(2) and/or ERISA Section 409, a Claimant may obtain losses to the Plan measured by the alleged monetary losses to the individual Claimant’s individual defined contribution account. The Claimant waives, forfeits, and forever relinquishes the right to bring a Claim for monetary damages, losses, or injury to any individual Plan account other than the Claimant’s account.

(iii)    With respect to equitable, injunctive, and non-monetary relief that may be available under ERISA, to the fullest extent permitted by ERISA, the Arbitrator(s) must limit such relief solely to the individual Claimant. If any portion of the Arbitration provision or Class Action Waiver is found to prohibit a Claimant from obtaining any relief under ERISA that the Claimant would be able to obtain on an individual basis, the Arbitration provision and Class Action Waiver shall not be deemed void; rather, the Arbitrator(s) shall have the authority to award such relief.

(iv)    This Arbitration provision and Class Action Waiver shall not limit a Claimant’s right, if any exists under ERISA, to seek, in the

Claimant’s individual capacity, relief that may be awarded under ERISA to the Claimant in the Claimant’s capacity as an individual who is not bringing a class or collective action.

(v)    Every actual or purported participant, beneficiary, assignee, agent, and representative waives the right to commence, be a party to, or be an actual or putative class member of any class, collective or representative action arising out of or relating to the Plan (‘Class Action Waiver’).

(vi)    Any challenge to this Class Action Waiver may be brought only in the United States District Court for the Central District of California, Western Division, and not in any other judicial or arbitration forum. If a Claimant brings a challenge to the Class Action Waiver, any purported arbitration on a Plan-wide, class, collective, or representative basis shall be stayed pending determination by the court of said challenge to the Class Action Waiver. If this Class Action Waiver is found to be unenforceable by a final and binding judgment of a federal court, then any Claim shall be filed and adjudicated in the United States District Court for the Central District of California, Western Division and not in arbitration.

(j)    Savings Clause. For avoidance of doubt, Section 10.12 is intended to make mandatory individual arbitration apply to the maximum extent permissible under ERISA; provided however, that in the event the Class Action Waiver is found to be unenforceable, then any Claim shall be filed and adjudicated in the United States District Court for the Central District of California, Western Division and not in arbitration. If any other provision of this arbitration provision (aside from the Class Action Waiver) is found impermissible or unenforceable, the arbitration process as mandated in Section 10.12 is still required with the minimum change necessary to allow the arbitration requirement to be permissible and/or enforceable.

(k)    Jurisdiction of Arbitrator. If a claimant disputes whether the Claim is arbitrable, the dispute will be decided by the United States District Court for the Central District of California, Western Division and not by the Arbitrator. To the extent the court finds a Claim not arbitrable, suit may only be filed and adjudicated in the United States District Court for the Central District of California, Western Division.

(l)    Confidentiality. In accordance with the AAA Rules, any arbitration of a Claim will be strictly confidential. Neither the claimant nor Arbitrator may disclose any information relating to an arbitration proceeding without the prior written consent of the Employer or its delegates. This confidentiality provision will apply to all aspects of the arbitration proceeding including, without limitation, discovery, testimony, other evidence, briefs, and the award. The Arbitrator and the parties shall maintain the confidentiality of arbitration, including filing under seal (or taking all appropriate steps to secure permission to file under seal) any pleading seeking to confirm or vacate the arbitration award, to enforce arbitration or otherwise relating in any way to the arbitration. In the event of a breach or threatened breach of this confidentiality provision, the Employer or its delegates or, if applicable, other respondent, may seek temporary, preliminary, and/or permanent injunctive relief to prevent such breach or threatened breach, as well as any damages suffered by the Employer, its delegates, or other respondent. In the event the Employer, its delegates, or, if applicable, other respondent, brings an action to enforce this confidentiality provision and receives any remedy (whether temporary or permanent), the Claimant or Arbitrator(s) responsible for such breach or threatened breach shall pay the attorneys’ fees and expenses incurred in connection with such enforcement action.

ARTICLE XI
PARTICIPATING EMPLOYERS

11.01    Adoption by Affiliated or Non-Affiliated Employers. With the consent of Mercury, any Affiliated or Non-Affiliated Employer may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by properly executing a document evidencing said intent and will of such Participating Employer.

11.02    Requirements of Participating Employers.

(a)    Each Participating Employer shall be required to use the same Funding Agent as selected pursuant to Section 1.02(x).

(b)    The Funding Agent, subject to the provisions of Section 3.13, shall commingle, hold and invest as one, all contributions received pursuant to Article III.

(c)    The transfer of any Participant from or to an Employer participating in this Plan, whether he or she be an Employee of the Employer, an Affiliated Employer, or a Non-Affiliated Employer, shall not affect such Participant’s rights under the Plan, and all amounts credited to such Participant’s Accounts, as well as his or her accumulated Years of Vesting Service with the transferor or predecessor, and his or her length of participation in the Plan, shall continue to his or her credit. Such transfer shall not be considered a termination of service.

(d)    All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the forfeiture is for an Employee whose Employer is an Affiliated Employer, then said forfeiture shall inure to the benefit of the Participants of those Employers who are Affiliated Employers. Should an Employee of one (“First”) Participating Employer be transferred to another (“Second”) Participating Employer, such transfer shall not cause his or her account balance (generated while an Employee of “First” Employer) in any manner, or by any amount to be forfeited. Such Employee’s account balance for all purposes of the Plan, including length of service, shall be considered as though he or she had always been employed by the “Second” Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

(e)    Any expenses of the Plan which are to be paid by the Plan or the Employer shall be paid in the same proportion that the total amount standing to the credit of all Participants employed by such Participating Employer bears to the total standing to the credit of all Participants in the Plan.

11.03    Designation of the Employer as Agent. With respect to all of its relations with the Funding Agent and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

11.04    Employee Transfers. It is anticipated that an Employee may be transferred between Participating Employers. In the event an Employee transfers between Participating Employers, the Employee involved shall carry with him or her accumulated Service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

11.05    Participating Employer Contributions. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each Participating Employer, and shall be paid to and held by the Funding Agent for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Employer, the Committee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the Accounts and credits of the Employees of each Participating Employer.

11.06    Amendment. Amendment of this Plan by the Employer, at any time, pursuant to Section 9.01, shall be deemed to be an amendment by each Participating Employer, provided, however, that if such amendment affects the individual duties or liabilities of any Participating Employer, such amendment shall not be effective as to such Participating Employer until such Participating Employer has submitted a properly executed document evidencing its consent to such amendment.

11.07    Participating Employer Discontinuance. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Committee. The Committee shall thereafter cause to be transferred, delivered and assigned Plan assets allocable to the participants of such Participating Employer to such new Funding Agent as shall have been designated by such Participating Employer. If no successor is designated, the Committee shall retain such assets for the Employees of said Participating Employer, pursuant to the provisions of the Funding Instrument. In no such event shall any part of the corpus or income of the Plan as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

11.08    Committee Authority. The Committee shall have authority to make any and all necessary rules or regulations binding upon all Participating Employers and all Participants to effect the purposes of this Article XI.

11.09    Compliance Testing. For purposes of performing Top Heavy testing under Code Section 416, coverage testing under Code Section 410(b) and Non-Discrimination testing under Code Sections 401(k) and 401(m), each Participating Employer who is not an Affiliated Employer is considered to maintain its own plan.

IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officers this 1st day of January 2026.

MERCURY GENERAL CORPORATION

By: /s/ Theodore Stalick
Title: SVP & CFO

APPENDIX A
PARTICIPATING EMPLOYERS
effective as of January 1, 2025

Employer Name	EIN
Mercury Insurance Services LLC	95-4831771